UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.__)

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

iRobot Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

April 12, 2021

Dear Fellow Stockholder,

You are cordially invited to attend the annual meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”), to be held on Tuesday, May 25, 2021, at 8:30 a.m., Eastern Time. The annual meeting will again be held entirely online this year. You will be able to attend and participate in the annual meeting online by visiting www.virtualshareholdermeeting.com/IRBT2021, where you will be able to vote electronically and submit questions. Given the virtual format, there is no opportunity to attend this annual meeting in person. You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) to attend the annual meeting.

At this annual meeting, you will be asked to (1) elect three (3) Class I directors, each to serve for a three-year term; (2) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year; (3) approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements; (4) approve amendments to our amended and restated certificate of incorporation to declassify the board of directors; (5) approve amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting; and (6) approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

The board of directors unanimously recommends that you vote FOR election of the director nominees, FOR ratification of appointment of our independent registered public accounting firm, FOR approval of amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements, FOR approval of amendments to our amended and restated certificate of incorporation to declassify the board of directors, FOR approval of amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting, and FOR approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement. Details regarding the matters to be acted upon at this annual meeting appear in the accompanying Proxy Statement. Please give the accompanying materials your careful attention.

Whether or not you plan to attend the annual meeting online, we urge you to vote on the business to come before this annual meeting so that your shares will be represented at the annual meeting. If you attend the annual meeting online, you may vote during the meeting electronically even if you have previously returned a proxy. Your prompt cooperation will be greatly appreciated.

BECAUSE APPROVAL OF PROPOSALS 3, 4 AND 5 REQUIRES THE AFFIRMATIVE VOTE OF AT LEAST 75% OF THE OUTSTANDING SHARES, YOUR VOTE WILL BE ESPECIALLY IMPORTANT AT THIS YEAR’S ANNUAL MEETING.

Thank you for your continued support, interest and investment in iRobot.

Sincerely,

Colin M. Angle

Chairman of the Board and Chief Executive Officer

April 12, 2021

SUMMARY OF RECENT AND PROPOSED CHANGES TO CORPORATE GOVERNANCE AND
EXECUTIVE COMPENSATION

In recent years, iRobot has taken important steps to evolve key corporate governance practices and policies that shape board engagement, the composition of the board of directors, and executive compensation matters. For the upcoming 2021 annual meeting of stockholders (the “2021 Annual Meeting”), stockholders are asked to vote on six proposals that are detailed in this year’s Proxy Statement, including proposals related to the aforementioned areas. Below are some highlights of recent governance changes, including additional information about certain proposals that will be voted upon at the 2021 Annual Meeting:

Corporate Governance

iRobot has continued a strong commitment to adopting and maintaining best practices in its corporate governance activities and policies, which informs overall board engagement, board composition and executive compensation matters. The past year tested our Company like no other. We take tremendous pride in our 2020 performance, achievements and strategic progress. The insights, guidance and counsel from our board of directors was invaluable in helping us successfully navigate a year of unprecedented challenges.

For the upcoming 2021 Annual Meeting, stockholders are asked to vote on six proposals that are detailed in this year’s Proxy Statement. Three specific proposals aimed at enhancing our corporate governance practices and responding to expressed interests of stockholders have failed to attain the required stockholder support to pass in recent years notwithstanding our ongoing investments and efforts in getting these proposals passed. These proposals are: (1) eliminating supermajority voting requirements; (2) declassifying our board of directors; and (3) eliminating the prohibition on stockholders’ ability to call a special meeting. Our board has again carefully considered the advantages and disadvantages of each of these proposals this year and determined that the merits of these proposals outweigh their disadvantages. Accordingly, our board has again submitted these proposals to our stockholders for approval. In addition to these proposals, stockholders are also asked to vote on the election of three (3) class I directors, the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year, and approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

Notable Practices and Policies

As you review the details of these proposals within the accompanying Proxy Statement, we ask stockholders to keep in mind the Company’s successful implementation of a range of what we believe are stockholder-friendly practices and policies. These include the following:

*	The Company is seeking stockholder approval at the 2021 Annual Meeting to 1) declassify its board of directors; 2) eliminate supermajority voting requirements in its governing documents relating to removal of directors and amendments to the Company’s certificate of incorporation and bylaws; and 3) allow stockholders to call special meetings.

Board Composition

We did not make any changes to the composition of our board of directors in 2020. We evaluate our board member skills for alignment with iRobot’s strategic goals on an ongoing basis. Each independent director on our board brings considerable experience, domain expertise, complementary skills and relevant insights in the areas that are critical to the Company’s strategic direction and long-term success. Additionally, our board is strengthened by its diversity whether it be the industry expertise, gender, geographic residency or ethnicity of its members. Please see pages 9-17 of the Proxy Statement for additional information about each director serving on our Board, including the director nominees.

Director Facts and Figures

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

Executive Compensation

Since 2017, the long-term incentive component of our executive compensation plan has reflected a 50/50 mix of performance share units (“PSUs”) and time-based restricted stock units (“RSUs”). The PSUs have metrics based on our cumulative financial performance measured at the end of a given three-year performance period. Additionally, since 2017 we have had the ability to achieve an above-target payout for PSUs when the performance metrics exceed our target levels. In 2020, we continued to evolve our executive compensation plan designs to better reflect underlying business conditions and better align with recent changes in our financial reporting. The following represents key elements of our executive compensation practices:

Representative mix of compensation. For additional information, please see page 43 of this Proxy Statement.

Your Vote Matters

As noted above and outlined in greater detail within the Proxy Statement, stockholders have overwhelmingly supported the three proposals included in the enclosed Proxy Statement relating to amendments of our certificate of incorporation to (1) declassify our board of directors; (2) eliminate supermajority voting requirements in our governing documents relating to removal of directors and amendments to the Company’s certificate of incorporation and bylaws; and (3) allow stockholders to call special meetings. However, none of these proposals achieved the requisite affirmative vote of at least 75% of the outstanding shares to pass. We strongly believe in the merits of each proposal, and we urge all stockholders to vote their shares, regardless of how many shares you own or whether you plan to attend the online meeting. We appreciate your cooperation and support.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

iROBOT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2021

To the Stockholders of iRobot Corporation:

The annual meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, May 25, 2021, at 8:30 a.m., Eastern Time. The annual meeting will be held entirely online this year again due in part to the ongoing COVID-19 pandemic. The annual meeting is being held for the following purposes:

1. To elect three (3) Class I directors, nominated by the board of directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year;

3. To approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements;

4. To approve amendments to our amended and restated certificate of incorporation to declassify the board of directors;

5. To approve amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting;

6. To hold a non-binding, advisory vote on the approval of the compensation of our named executive officers as disclosed in this Proxy Statement; and

7. To transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.

Proposal 1 relates solely to the election of three (3) Class I directors nominated by the board of directors and does not include any other matters relating to the election of directors. Only stockholders of record at the close of business on March 31, 2021 (the “Record Date”) are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

We are mailing our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), instead of a paper copy of our Proxy Statement and our Annual Report to Stockholders for the fiscal year ended January 2, 2021 (the “2020 Annual Report”). Stockholders who have requested a paper copy of our proxy materials will continue to receive them by mail. The Notice contains instructions on how to access those documents over the Internet and how to request a paper copy of our Proxy Statement, the 2020 Annual Report, and a form of proxy card or voting instruction card.

All stockholders are cordially invited to attend the annual meeting online. To assure your representation at the annual meeting, we urge you, regardless of whether you plan to attend the annual meeting online, to sign, date and return the proxy card (if you received printed proxy materials) or to vote over the telephone or on the Internet as instructed in these proxy materials so that your shares will be represented at the annual meeting. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

To be admitted to the annual meeting at www.virtualshareholdermeeting.com/IRBT2021, you must enter the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to attend the annual meeting. We encourage you to access the annual meeting before it begins. Online check-in to access the meeting will start shortly before the meeting on May 25, 2021. If you attend the annual meeting at www.virtualshareholdermeeting.com/IRBT2021, you may vote electronically during the meeting even if you have previously returned a proxy. Stockholders will also have the opportunity to submit questions prior to the annual meeting at www.proxyvote.com by logging on with your control number or during the annual meeting through www.virtualshareholdermeeting.com/IRBT2021. A technical support telephone number will be posted on the log-in page of www.virtualshareholdermeeting.com/IRBT2021 that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.

In closing, we urge all stockholders to vote their shares TODAY using the proxy card (if you received printed proxy materials) or vote online or by telephone, as instructed, regardless of how many shares you own or whether you plan to attend the meeting online. We appreciate your cooperation and support in making sure your shares are represented.

Important Notice Regarding the Internet Availability of Proxy Materials
for the Stockholder Meeting to Be Held on May 25, 2021

This Notice of 2021 Annual Meeting, Proxy Statement, and 2020 Annual Report are available for viewing, printing and downloading at www.proxyvote.com.

By Order of the Board of Directors,

GLEN D. WEINSTEIN Executive Vice President, Chief Legal Officer and Secretary Bedford, Massachusetts April 12, 2021

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING ONLINE, PLEASE VOTE BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED (IF YOU RECEIVED PRINTED PROXY MATERIALS) IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	65
Independence and Quality	65
Pre-Approval of Audit and Non-audit Services	66
PricewaterhouseCoopers LLP Fees	66
Recommendation of the Board	67
PROPOSAL 3 — APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS	68
Recommendation of the Board	69
PROPOSAL 4 — APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS	70
Recommendation of the Board	71
PROPOSAL 5 — APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE PROHIBITION ON STOCKHOLDERS’ ABILITY TO CALL A SPECIAL MEETING	72
Recommendation of the Board	73
PROPOSAL 6 — NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	74
Recommendation of the Board	74
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	75
ADDITIONAL INFORMATION	77
STOCKHOLDER PROPOSALS	77
EXPENSES AND SOLICITATION	78
ANNEX A	A-1
ANNEX B	B-1
ANNEX C	C-1

iROBOT CORPORATION

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on May 25, 2021

April 12, 2021

This Proxy Statement and related materials have been made available to you on the Internet, or have been delivered to you by mail at your request, on behalf of the board of directors of iRobot Corporation, a Delaware corporation (the “Company” or “iRobot”), for use at the annual meeting of stockholders to be held on Tuesday, May 25, 2021, at 8:30 a.m., Eastern Time. The annual meeting will again be held entirely online this year again due in part to the ongoing COVID-19 pandemic. Additional details regarding attending the virtual annual meeting and voting at the meeting are provided below.

Important Notice Regarding the Internet Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on May 25, 2021

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s (“SEC”) “notice and access” rules, which we believe produces cost savings associated with reduced printing and postage expenses as well as promotes a positive environmental impact tied to lower quantities of materials that will be produced and delivered to stockholders. On or about April 13, 2021, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our 2020 Annual Report. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual stockholder meeting. As a stockholder of the Company, you are invited to participate in the annual meeting, and are entitled and requested to vote on the proposals described in this Proxy Statement. The Notice of Internet Availability instructs you on how to submit your proxy or voting instructions through the Internet. If you would like to receive a paper copy of our proxy materials, the Notice of Internet Availability instructs you on how to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone.

This Proxy Statement and our 2020 Annual Report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. A copy of our Annual Report on Form 10-K for the fiscal year ended January 2, 2021, as filed with the SEC on February 16, 2021, will be furnished without charge to any stockholder upon written request to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Investor Relations. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 2, 2021 are also available on the SEC’s website at www.sec.gov.

The purposes of the annual meeting are to elect three (3) Class I directors, each for a three-year term, to ratify the appointment of the Company’s independent registered public accounting firm, to approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements, to approve amendments to our amended and restated certificate of incorporation to declassify the board of directors, to approve amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting (such amendments, together, the “Charter Amendments”), and to hold a non-binding,

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

1

advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement. Only stockholders of record at the close of business on March 31, 2021, will be entitled to receive notice of and to vote at the annual meeting. As of March 31, 2021, 28,395,015 shares of common stock, $0.01 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the annual meeting.

Stockholders may vote via the Internet during the online meeting or by proxy. If you attend the annual meeting online, you may vote during the meeting electronically even if you have previously voted by proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company, (ii) duly completing a later-dated proxy relating to the same shares, or (iii) attending the annual meeting online and voting during the meeting electronically (although attendance at the annual meeting online will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary, before the taking of the vote at the annual meeting.

The representation at the annual meeting online or by proxy of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker “non-votes” are not considered voted for the particular matter. If you hold your shares in “street-name” through a broker or other nominee, if the nominee does not have discretionary voting power and absent voting instructions from you, your shares will not be counted as voting.

For Proposal 1, our by-laws require that each director be elected by the affirmative vote of holders of a majority of the votes cast by holders of shares present, online or represented by proxy, and entitled to vote on the matter. Abstentions and broker non-votes, if any, will not be counted as voting with respect to the election of the directors and, therefore, will not have an effect on the election of the Class I directors.

For Proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year, and Proposal 6, the non-binding, advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement, an affirmative vote of holders of a majority of the votes cast by holders of shares present, online or represented by proxy, and entitled to vote on each such matter is required for approval. Abstentions and broker non-votes, if any, are not considered votes cast for Proposals 2 and 6, and, therefore, will not have any effect on the outcome of such Proposals.

For Proposals 3, 4 and 5, votes on the Charter Amendments, an affirmative vote of not less than 75% of the outstanding shares entitled to vote as of the record date is required for approval of each such Proposal. Abstentions and broker non-votes, if any, will have the same effect as if you voted against Proposals 3, 4 and 5.

All properly executed proxies returned in time to be counted at the annual meeting will be voted by the named proxies at the annual meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

2

the specifications. If you return a validly executed proxy without indicating how your shares should be voted on a matter, your proxies will be voted FOR election of the director nominees, FOR ratification of the appointment of our independent registered public accounting firm, FOR each of the Charter Amendments and FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

Aside from the election of directors, the ratification of the appointment of the independent registered public accounting firm, the approval of the Charter Amendments and the non-binding, advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement, the board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxy cards received by the board of directors will be voted with respect thereto at the discretion of the persons named as proxies.

It is important that your shares be voted regardless of whether you attend the online meeting. Please follow the voting instructions on the Notice of Internet Availability of Proxy Materials that you received. If you received a proxy card or voting instruction form, please complete the proxy card or voting instruction form promptly. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone – please refer to your voting instruction form. If you attend the meeting online, you may vote electronically during the meeting even if you have previously returned your vote in accordance with the foregoing. We appreciate your cooperation.

Important Information about How to Vote

All stockholders may vote their shares over the Internet, by telephone or during the annual meeting by going to www.virtualshareholdermeeting.com/IRBT2021. If you requested and/or received a printed version of the proxy card, you may also vote by mail.

●	By Internet (before the Annual Meeting). You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit included in your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m. Eastern Standard on May 24, 2021.
●	By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m. Eastern Standard on May 24, 2021.
●	By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it promptly in the prepaid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than by May 24, 2021 to be voted at the annual meeting.
●	During the Annual Meeting. You may vote during the annual meeting by going to www.virtualshareholdermeeting.com/IRBT2021. You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the annual meeting.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

3

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

Participation in the Virtual Annual Meeting

Our 2021 Annual Meeting will be a completely virtual meeting. There is no physical meeting location.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/IRBT2021 and enter the 16-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). You may begin to log into the meeting platform beginning at 8:15 a.m. Eastern Time on May 25, 2021. The meeting will begin promptly at 8:30 a.m. Eastern Time on May 25, 2021.

Stockholders will also have the opportunity to submit questions prior to the annual meeting at www.proxyvote.com by logging on with your control number or during the annual meeting through www.virtualshareholdermeeting.com/IRBT2021. A technical support telephone number will be posted on the log-in page of www.virtualshareholdermeeting.com/IRBT2021 that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

4

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of nine members. Our amended and restated certificate of incorporation currently divides the board of directors into three classes. One class is elected each year for a term of three years. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Colin M. Angle, Deborah G. Ellinger and Eva Manolis, and recommended that each be elected to the board of directors as a Class I director, each to hold office until the annual meeting of stockholders to be held in the year 2024 or until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Each of Mr. Angle and Mses. Ellinger and Manolis has consented to being named in this Proxy Statement and has agreed to serve if elected. The board of directors is also composed of (i) three Class II directors (Mohamad Ali, Michael Bell and Ruey-Bin Kao) whose terms are currently set to expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2022 and (ii) three Class III directors (Elisha Finney, Andrew Miller, and Michelle V. Stacy) whose terms are currently set to expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2023. If Proposal 4 is approved by the stockholders, each of Mr. Angle and Mses. Ellinger and Manolis, along with all other directors, will stand for election at the annual meeting of stockholders to be held in 2022.

The board of directors knows of no reason why any of the nominees named in this Proxy Statement would be unable or for good cause will not serve, but if any nominee should for any reason be unable to serve or for good cause will not serve, the board of directors reserves the right to nominate substitute nominees for election prior to the annual meeting, in which case the Company will file an amendment to this Proxy Statement disclosing the identity of such substitute nominees and related information and the proxies will be voted for such substitute nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Recommendation of the Board:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” ELECTION OF THE NOMINEES LISTED BELOW.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

5

The following table sets forth our nominees to be elected at the annual meeting and continuing directors, the positions with us currently held by each nominee and director, the year each nominee’s or director’s current term is currently set to expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class I Directors:
Colin M. Angle	Chairman of the Board, Chief Executive Officer and Director	2021	I
Deborah G. Ellinger	Director	2021	I
Eva Manolis	Director	2021	I
Continuing Directors:
Mohamad Ali	Lead Independent Director	2022	II
Michael Bell	Director	2022	II
Ruey-Bin Kao	Director	2022	II
Andrew Miller	Director	2023	III
Elisha Finney	Director	2023	III
Michelle V. Stacy	Director	2023	III

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

6

Specific Qualifications, Skills and Experience Required of the Board

The nominating and corporate governance committee believes that certain qualifications, skills and experience should be represented on the board, as described below, although not every member of the board must possess all such qualifications, skills and experience to be considered capable of making valuable contributions to the board.

PUBLIC CO. LEADERSHIP

Our business is complex and evolving rapidly. Our leadership is comprised of individuals who have helped lead public companies or operating business units of significant size and have proven leadership experience in developing and advancing a vision and making executive-level decisions.

PUBLIC CO. BOARD EXPERIENCE We look for directors who have proven public company board experience, and who have demonstrated a steady hand in representing stockholders’ interests.

FINANCE AND CAPITAL MANAGEMENT

Our business and financial model is complex and global in scope. Individuals with financial expertise are able to identify and understand the issues associated with our business and take an analytical approach to capital allocation decisions.

GLOBAL OPERATING EXPERIENCE

We are a global company, with approximately 57% of our Revenue coming from the Americas, 27% from Europe and 16% from the Asia-Pacific region. Global experience enhances understanding of the complexities and issues associated with running a global business and the challenges we face.

CONSUMER PRODUCTS

Since 2016, our business has been entirely focused on delivering exceptional consumer products. We benefit from directors who have deep experience with consumer-centric businesses focused on meeting the consumers’ needs.

CONSUMER TECHNOLOGY Our products represent the marriage of consumer convenience with high tech engineering. We look for directors with expertise in and comfort with technology.

CLOUD INFRASTRUCTURE

We have built a robust Home Knowledge Cloud that supports over-the-air delivery of new digital features and enhanced functionality for customers globally. Additionally, our cloud infrastructure enables us to gain substantial insight into the performance or our robots and is valuable for advancing third-party developer and related product integration activities. We benefit from directors who bring relevant insights into the technical and financial implications of cloud-based connectivity.

SOFTWARE/SAAS

The largest portion of our employee base is comprised of software engineers and our products can contain more than a million lines of code. Directors that can help steer the Company with issues of agile software development, competitive hiring of software engineers, and alternate business models drawn from the software industry help keep us competitive.

SMART HOME

Our newest products represent an important part of the Internet of Things and emerging smart home ecosystems. Directors with experience in this area aid in the execution of our corporate strategy.

ROBOTICS We are a leading consumer robotics company, and our experience in this area enhances our understanding of this nascent industry categorized by deep technical challenges.
DIVERSITY We believe directors with diverse backgrounds, including gender diversity, provide competing perspectives that enhance our competitiveness.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

7

Board of Directors

Over the past six years we have added six independent directors who have further diversified the board in terms of experience, expertise, geographical residency and understanding, and gender. In particular, these new directors have brought relevant, complementary skill sets and insights in disciplines that span global branding, strategic software development, cloud infrastructure, data analytics, consumer business and finance, all of which are critical to our strategy. We continually evaluate our board member skills for alignment with our strategic goals. The following matrix summarizes our directors’ skills that are critical to our success:

Skills Matrix
Board Members	Public Co. Leadership Experience	Public Co. Board Experience	Finance and Capital Management	Global Operating Experience	Consumer Products	Consumer Technology	Cloud Infrastructure	Software/ SaaS	Smart Home	Robotics	Diversity
Colin Angle	X	X	X	X	X	X		X	X	X
Mohamad Ali	X	X	X	X	X	X	X	X	X		X
Michael Bell	X	X	X	X	X	X		X	X
Deborah G. Ellinger	X	X	X	X	X	X					X
Elisha Finney	X	X	X	X		X		X			X
Ruey-Bin Kao	X	X	X	X	X	X	X	X	X		X
Eva Manolis	X	X		X	X	X			X		X
Andrew Miller	X	X	X	X	X	X	X	X	X
Michelle Stacy	X	X	X	X	X	X					X

Board and Governance Information
9	Size of Board
8	Number of Independent Directors
58	Average Age of Directors
8	Board Meetings Held in Fiscal 2020
5	Average Tenure of Independent Directors (in years)
✓	Annual Election of Directors*
✓	Proxy Access
✓	Majority Voting for Directors
✓	No Supermajority Voting Requirements*
✓	Lead Independent Director
✓	Independent Directors Meet Without Management Present
✓	Director Stock Ownership Guidelines
✓	Code of Business Conduct and Ethics for Directors, Officers and Employees
✓	Director Self-Evaluation Program

*	The Company is seeking stockholder approval at the 2021 Annual Meeting to declassify its board of directors and eliminate supermajority voting requirements in its governing documents

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

8

Director Nominees
Colin Angle DIRECTOR SINCE: 1992 AGE: 53 Chairman, CEO and Founder
iRobot Committees: ● None
Colin M. Angle, a co-founder of iRobot, has served as chairman of the board since October 2008, as chief executive officer since June 1997, and prior to that, as our president since November 1992. He has served as a director since October 1992. Mr. Angle previously worked at the National Aeronautical and Space Administration’s Jet Propulsion Laboratory where he participated in the design of the behavior controlled rovers that led to Sojourner exploring Mars in 1997. He is a director of Ixcela, Inc., a private company. Mr. Angle holds a B.S. in Electrical Engineering and an M.S. in Computer Science, both from MIT.

Experience and Qualifications

As a co-founder and chief executive officer, Mr. Angle provides a critical contribution to the board of directors with his detailed knowledge of the Company, our employees, our client base, our prospects, the strategic marketplace and our competitors.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

9

Deborah G. Ellinger DIRECTOR SINCE: 2011 AGE: 62 Director
iRobot Committees: ● Chair of the Nominating and Corporate Governance Committee	Public Directorships: ● Tupperware Brands Corporation (since March 2021) ● Covetrus, Inc. (since February 2019) ● Interpublic Group of Companies, Inc. (former) (from February 2015 to May 2017)
Deborah G. Ellinger has served as a director since November 2011. Ms. Ellinger is also a director of Tupperware Brands Corporation (NYSE: TUP), a leading global consumer products company, and Covetrus, Inc. (NASDAQ: CVET), a $4 billion tech-enabled veterinarian services and supply company, and is a senior advisor to the Boston Consulting Group. She was the president and CEO of Ideal Image, a chain of 130 medical spas providing non-surgical cosmetic procedures across the US and Canada, from 2016 until her retirement in March 2018; chairman and chief executive officer of The Princeton Review, a company which assists students globally in test preparation and tutoring, from 2012 to 2014; president of Restoration Hardware, a luxury home furnishings retailer, from 2008 to 2009; and chief executive officer of Wellness Pet Food, a natural pet-food company, from 2004 to 2008. Ms. Ellinger led each of those companies while they were owned by two private equity firms, and three of the four transitioned to new ownership, yielding three to seven times return on capital to investors. Previously, she served as an executive vice president at CVS Pharmacy, a senior vice president at Staples, and a partner at The Boston Consulting Group, and began her career with Mellon Financial Corporation. Ms. Ellinger also serves on the board of the WomenCorporateDirectors Foundation, a nonprofit entity, and is a former director of Interpublic Group, The Princeton Review, Sealy Corporation, National Life Group, and several other private companies. Her assignments have taken her all over the world; she has lived and worked in Europe, Asia, and America. Ms. Ellinger is qualified as a Barrister-at-Law in London, as a member of the Inner Temple. She holds an M.A. and B.A. in Law and Mathematics from the University of Cambridge, England.

Experience and Qualifications

Ms. Ellinger is a former CEO with extensive global board experience. Her background is in consumer products and services, technology and digitalization, and she has significant experience in M&A, private equity investment, activist investor engagement, board governance and women’s leadership. She was recognized by the National Association of Corporate Directors as a Top 100 Director in 2019.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

10

Eva Manolis DIRECTOR SINCE: 2019 AGE: 57 Director
iRobot Committees: ● Audit Committee	Public Directorships: ● Fair Isaac Corporation (since April, 2018) ● Shutterfly, Inc. (former) (from October 2016 to September 2019)
Eva Manolis has served as a director since July 2019. She brings more than 30 years of product development and global ecommerce experience within the consumer technology space to the iRobot board. Eva served in a variety of executive roles at Amazon.com, Inc. from 2005 through 2016 where she was successful in developing and growing customer adoption of technologies, products, programs and services across a variety of categories including consumer electronics. Most recently, Eva served as vice president of consumer shopping at Amazon.com, Inc. from 2010 until 2016 with responsibility for worldwide innovative shopping experiences, including the development of features and services for the company’s mobile app and website on a global scale. Prior to that, Eva served as vice president of web and mobile retail applications from 2008 to 2010 and vice president of global retail applications from 2005 to 2008. Eva also founded Shutterfly, Inc. in 1999 and served as executive vice president of products, services and strategy until 2002. At Shutterfly, she was responsible for the vision, architecture, design and development of the company’s website from inception to profitability. In addition to her service on the iRobot board of directors, she also currently serves on the board of directors at Fair Isaac Corporation and previously served on the board of directors at Shutterfly, Inc.
Experience and Qualifications Ms. Manolis brings more than 30 years of product development and global ecommerce experience within the consumer technology space to iRobot.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

11

Continuing Directors
Mohamad Ali DIRECTOR SINCE: 2015 AGE: 50 Lead Independent Director
iRobot Committees: ● Nominating and Corporate Governance Committee	Public Directorships: ● Henry Schein (since February 2021) ● Carbonite, Inc. (former) (from December 2014 to July 2019)
Mohamad Ali has served as a director since August 2015 and brings extensive experience with capital allocation in technology companies, as well as strategic software development, including cloud infrastructure and data analytics. Mohamad became chief executive officer and a director of International Data Group, Inc. (IDG), the world’s leading technology media, events and research company, in August 2019. Prior to this, he served as the president, chief executive officer and director of Carbonite, Inc., a global leader in data protection, since 2014. Mohamad successfully led Carbonite’s continued growth, serving the ever-evolving technology needs of small and midsize businesses and consumers. Previously, Mohamad served as chief strategy officer at Hewlett-Packard, a manufacturer of computers and enterprise products, from 2012 to 2014 and president of Avaya Global Services, an enterprise communications company. He also served in senior leadership roles at IBM Corporation, a multinational technology and consulting company, where he acquired numerous companies to build IBM’s analytics and big data business. Mohamad is a director of Henry Schein (Nasdaq: HSIC), the world’s largest provider of health care solutions to office-based dental and medical practitioners, as well as Oxfam America, Massachusetts Technology Leadership Council and the WGBH Educational Foundation, each a nonprofit entity and previously served on the board of directors of Carbonite, Inc, City National Corporation and City National Bank. The Massachusetts Technology Leadership Council recognized Mohamad as “CEO of the Year” in 2018 and he was named to the Boston Business Journal’s 2008 “40 Under 40” list. Mohamad holds a B.S. and an M.S. in Electrical Engineering, both from Stanford University.

Experience and Qualifications

Mr. Ali brings extensive experience with capital allocation in technology companies, as well as strategic software development, including cloud infrastructure and data analytics.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

12

Michael Bell DIRECTOR SINCE: 2016 AGE: 54 Director
iRobot Committees: ● Chair of the Compensation and Talent Committee	Public Directorships: ● Silver Spring Networks, Inc. (former) (from September 2015 to January 2018)
Michael Bell has served as a director since March 2016. In March 2021, Mr. Bell became the senior vice president of digital at Lucid Motors USA, Inc., an electric vehicle company. Mr. Bell served as chief technology officer of Michigan based electric vehicle startup Rivian from June 2019 until February 2020. Prior to this, he was the chief executive officer and president of Silver Spring Networks, a leading networking platform and solutions provider for smart energy networks, since September 2015 until his retirement in January 2018. Previously, from 2010 to 2015, he held various roles at Intel Corporation, a multinational technology corporation specializing in the production of semiconductor chips, including Corporate Vice President New Devices Group, Corporate VP Mobile and Communications Group and Corporate Vice President Ultra Mobility Group. He was head of Product Development at Palm, Inc. from 2007 to 2010. He worked at Apple, Inc. from 1991 to 2007 and played significant roles in development of Apple iPhone and Apple TV products, serving as Vice President, CPU Software from 2002 to 2007. He holds a B.S. in Mechanical Engineering from the University of Pennsylvania.
Experience and Qualifications Mr. Bell brings significant expertise in the Internet of Things from his work at Silver Spring Networks, Inc., Intel Corporation, Apple, Inc., and Palm, Inc.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

13

Dr. Ruey-Bin Kao DIRECTOR SINCE: 2018 AGE: 60 Director
iRobot Committees: ● Compensation and Talent Committee	Public Directorships: ● Want Want China Holdings Ltd. (former) (from 2011 to July 2018) ● Autohome, Inc. (former) (from February 2014 to June 2016)
Dr. Ruey-Bin Kao has served as a director since June 2018. He has more than 35 years of expertise in technology, telecommunication, corporate governance, and consumer business. Dr. Kao has held senior leadership roles, driving revenue growth and profitability, at numerous global companies, including Telstra Corporation Ltd. (“Telstra”) (Chief Executive Officer, Greater China), Applied Materials China (President, China), China Hewlett- Packard Co. Ltd (China Managing Director/General Manager of Enterprise Business), Motorola, Inc. (China Chairman / President) and AT&T Bell Laboratories (Business and Product Marketing Manager). Most recently, from January 2014 to December 2017, Dr. Kao served as the Chief Executive Officer, Greater China, at Telstra, Australia’s leading telecommunications and technology company, where his management responsibilities included building strategic partnerships to enhance the company’s brand, as well as developing and executing an effective growth strategy by identifying areas of potential in the rapidly evolving Greater China market. Dr. Kao was formerly a director of China Telecommunications Corporation, China National Travel Services Group Corporation Ltd. and Shenhua Group Corporation Ltd. (now known as China Energy Investment Corporation Ltd.). Dr. Kao holds a bachelor degree in Computer Science from Tamkang University, master’s degree in Computer and Information Science from the University of Delaware and a doctorate degree of Business Administration from the Hong Kong Polytechnic University.

Experience and Qualifications

Dr. Kao has deep experience as an executive in high-tech companies and in international operations, particularly in China, through his work with Telstra Corporation, Applied Materials, China Hewlett-Package and Motorola, and extensive experience in telecommunication, corporate governance, and consumer business.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

14

Andrew Miller DIRECTOR SINCE: 2016 AGE: 59 Director
iRobot Committees: ● Chair of Audit Committee ● Nominating and Corporate Governance Committee	Public Directorships: ● Verint Systems (since December 2019) ● Vontier Corporation (since October 2020)

Andrew Miller has served as a director since September 2016 and brings critical financial leadership as well as software, cloud infrastructure and Internet of Things (IoT) experience to iRobot as the Company continues to grow its consumer business globally and focus on the connected home. Mr. Miller most recently served as executive vice president and chief financial officer of PTC, a provider of software technology platforms and solutions, from early 2015 until May 2019. At PTC, he was responsible for global finance, tax and treasury, investor relations, information technology, pricing, corporate real estate, and customer administration. From 2008 to 2015, Mr. Miller served as chief financial officer of Cepheid, a high-growth molecular diagnostics company, where he built world-class finance and information technology teams and a nationally recognized investor relations program. Mr. Miller has also served in financial leadership roles at Autodesk, MarketFirst Software, Cadence Design Systems, and Silicon Graphics. In addition to his service on the iRobot board of directors, Mr. Miller serves as a director on the board of Verint Systems (Nasdaq: VRNT), a global software and cloud provider of actionable intelligence solutions, where he is a member of the board’s audit committee. Mr Miller also serves on the board of Vontier Corporation (NYSE: VNT), a global industrial technology company focused on smarter transportation and mobility, where he is chair of the audit committee and a member of the compensation committee. He is also a former director of United Online, where he chaired the audit committee and served on the compensation committee. Mr. Miller holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University and was a CPA.

Experience and Qualifications

Mr. Miller brings critical financial leadership as well as software, cloud infrastructure and Internet of Things (IoT) experience to iRobot as the Company continues to grow its consumer business globally and focus on the connected home.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

15

Elisha Finney DIRECTOR SINCE: 2017 AGE: 59 Director
iRobot Committees: ● Audit Committee ● Compensation and Talent Committee

Public Directorships:

● Mettler-Toledo International Inc. (since
November 2017)

● NanoString Technologies, Inc. (since
May 2017)

● ICU Medical, Inc. (since January 2016)

● Cutera, Inc. (former) (from October 2017 to
May 2019)

Elisha Finney has served as a director since January 2017. Until her retirement in May 2017, she served as executive vice president and CFO of Varian Medical Systems since 1999, a leading developer of radiation oncology treatments and software, where she served in various management roles since 1988. Ms. Finney’s management responsibilities included corporate accounting; corporate communications and investor relations; internal financial and compliance audit; risk management; tax and treasury, and information technology. She previously served as a board member at Altera Corporation from 2011 to December 2015, Thoratec Corporation from 2007 to 2013, and Laserscope from 2005 to 2006. She holds a B.A. in Risk Management and Insurance from the University of Georgia and an M.B.A. from Golden Gate University where she received the 1992 “Outstanding Graduate of the Masters Programs in Finance” Award. Ms. Finney was the 2015 UGA Terry College of Business Distinguished Alumni of the Year and the recipient of Silicon Valley Business Journal’s 2013 “Women of Influence” Award.

Experience and Qualifications

Ms. Finney brings more than 25 years of financial and technology-related expertise to iRobot as the Company focuses on expanding internationally, scaling its connected product line and maximizing value for its stockholders.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

16

Michelle V. Stacy DIRECTOR SINCE: 2014 AGE: 65 Director
iRobot Committees: ● Compensation and Talent Committee	Public Directorships: ● Flex Pharma, Inc. (former) (from March 2016 to July 2019)
Michelle V. Stacy has served as a director since August 2014. During her five-year tenure as president at Keurig Inc., a division of Keurig Green Mountain, Inc., from 2008 to 2013, the company’s revenue grew from $493 million in 2008 to $4.3 billion for 2013. Ms. Stacy has also served as lead executive director of Coravin, Inc. and a director of LCP Edge Holdco, LLC (Hydrafacial), Young Innovations Inc., Flex Pharma and Tervis Inc. Ms. Stacy currently serves on the board of Bellwether Coffee Co. Ms. Stacy is a recognized expert on identifying strategies to successfully build top line growth for global brands. She holds a B.S. from Dartmouth College and an M.S. in Management from J.L. Kellogg Graduate School of Management — Northwestern University, and is bilingual in French and English.

Experience and Qualifications

As the former president of Keurig, Inc. and former vice president and general manager with Gillette/Procter & Gamble Co., Ms. Stacy brings to the board of directors a wealth of experience leading consumer-focused, high-growth businesses and building global brands.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

17

The Board of Directors and Its Committees

Board of Directors

The board of directors met eight (8) times during the fiscal year ended January 2, 2021, and took action by unanimous written consent four (4) times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which he or she served during fiscal 2020. The board of directors has the following standing committees: audit committee; compensation and talent committee and nominating and corporate governance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available within the Corporate Governance section of our website at https://investor.irobot.com/corporate-governance/highlights. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC. Each committee reviews the appropriateness of its charter at least annually and retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Board Committees

Below is a summary of our committee structure and membership information.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

18

Audit Committee	Met 9 times in 2020
Committee Chair Andrew Miller	Responsibilities

•   Appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•   Pre-approving auditing and permissible non-audit services (including certain tax compliance, planning and advice services), and the terms of such services, to be provided by our independent registered public accounting firm;

•   Reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•   Coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•   Overseeing the performance of our internal auditors and internal audit functions, including reviewing the annual internal audit risk assessment as well as the scope of, and overall plans for, the annual internal audit program;

•   Establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;

•   Reviewing and discussing with management risk assessments and risk management, including cyber security;

•   Overseeing our compliance with certain legal and regulatory requirements including, but not limited to, the Foreign Corrupt Practices Act;

•   Preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•   Reviewing certain relationships and related transactions; and

•   Such other matters as the committee deems appropriate.

For additional information concerning the audit committee, see the “Report of the Audit Committee of the Board of Directors.”

Committee Members Elisha Finney	Independence and Financial Expertise
Each member of the audit committee of the board of directors is an independent director within the meaning of the director independence standards of Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the board of directors has determined that each of Mr. Miller, Ms. Finney and Ms. Manolis are financially literate and that Mr. Miller and Ms. Finney each qualifies as an “audit committee financial expert” under the rules of the SEC.

Eva Manolis

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

19

Compensation and Talent Committee	Met 6 times in 2020
Committee Chair Michael Bell	Responsibilities

•   Annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•   Evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer and other executive officers;

•   Overseeing and administering our compensation, welfare, benefit and pension plans and similar plans;

•   Reviewing and making recommendations to the board of directors with respect to director compensation;

•   Reviewing and making recommendations to the board of directors with respect to succession planning for senior management;

•   Reviewing the Company’s programs related to diversity and inclusion;

•   Retaining and approving the compensation of any compensation advisers; and

•   Evaluating the independence of any such compensation advisers.

The compensation and talent committee took action by unanimous written consent five (5) times during the fiscal year ended January 2, 2021.

Committee Members Elisha Finney	Independence
Each member of the compensation and talent committee of the board of directors is an independent director within the meaning of the director independence standards of Nasdaq, a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Ruey-Bin Kao

Michelle V. Stacy

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

20

Nominating and Corporate Governance Committee
Committee Chair Deborah G. Ellinger	Responsibilities	Met 3 times in 2020

•   Developing and recommending to the board a set of corporate governance principles and best practices, including considering the adequacy of the by-laws and certificate of incorporation for consideration by stockholders;

•   Evaluating, monitoring and recommending to the board corporation governance policies, including a code of business conduct and ethics and a set of corporate governance guidelines;

•   Overseeing the annual evaluation of the board, the committees of the board and management;

•   Developing and recommending to the board criteria for board and committee membership;

•   Establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•  Overseeing the Company’s environment, social and governance (“ESG”) programs, including assessing the Company’s performance against ESG metrics and reviewing ESG disclosures;

•   Coordinating continuing education for directors on topics that will assist them in discharging their duties;

•   Identifying individuals qualified to become board members; and

•   Recommending to the board the persons to be nominated for election as directors and to each of the board’s committees.

Committee Members Mohamad Ali	Independence
Each member of the nominating and corporate governance committee of the board of directors is an independent director within the meaning of the director independence standards of Nasdaq and applicable rules of the SEC.

Andrew Miller

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

21

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the director nominees to be elected at the annual meeting, the continuing directors, the executive officers of the Company and individuals chosen to be executive officers of the Company, their ages immediately prior to the annual meeting, and the positions currently held by each such person with the Company:

Name	Age	Position
Colin M. Angle	53	Chairman of the Board, Chief Executive Officer and Director
Mohamad Ali (3)	50	Lead Independent Director
Michael Bell (1)	54	Director
Deborah G. Ellinger (3)	62	Director
Elisha Finney (1)(2)	59	Director
Ruey-Bin Kao (1)	60	Director
Eva Manolis (2)	57	Director
Andrew Miller (2)(3)	59	Director
Michelle V. Stacy (1)	65	Director
Russell J. Campanello	65	Executive Vice President, Human Resources and Corporate Communications
Keith Hartsfield	50	Executive Vice President, Chief Product Officer
Glen D. Weinstein	50	Executive Vice President, Chief Legal Officer
Julie Zeiler	55	Executive Vice President, Chief Financial Officer
(1)	Member of the compensation and talent committee

(2)	Member of the audit committee

(3)	Member of the nominating and corporate governance committee

Executive Officers

Russell J. Campanello has served as our executive vice president, human resources and corporate communications since February 2014. Mr. Campanello previously served as our senior vice president, human resources and corporate communications from July 2013 until February 2014. From November 2010 until July 2013, Mr. Campanello served as our senior vice president, human resources. Prior to joining iRobot, Mr. Campanello served as senior vice president, human resources and administration at Phase Forward, Inc. from April 2008 until September 2010. Mr. Campanello previously served as senior vice president of human resources and marketing at Keane, Inc., a business process and information technology consulting firm, from September 2003 to October 2007. Prior to Keane, Mr. Campanello served as chief people officer at NerveWire, Inc. from August 2000 to February 2003. Prior to NerveWire, he served as senior vice president, human resources at Genzyme Corp. from November 1997 to July 2000. Earlier in his career, Mr. Campanello spent nine years as vice president of human resources at Lotus Development Corporation. He holds a B.S. in Business Administration from the University of Massachusetts.

Keith Hartsfield has served as our executive vice president and chief product officer since September 2019. Prior to joining iRobot, Mr. Hartsfield served in multiple executive roles at HP, Inc., a multinational information technology company, from 2014 to 2019, including vice president of the Z workstation products, vice president of mobility products and workflow transformation, and vice president of mobility products. Prior to his time with HP, he served as chief operating officer for Green Edge Technologies, an “Internet of things” (“IoT”) startup focused on energy management and home

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

22

automation. Earlier in his career, Mr. Hartsfield held a variety of executive roles with Motorola and Nokia. Mr. Hartsfield holds a B.S. in Electrical Engineering from Purdue University, a M.S. in Electrical Engineering and Applied Physics from Case Western Reserve University and an M.B.A. from the Wharton School, University of Pennsylvania. Mr. Hartsfield has been awarded several U.S. patents.

Glen D. Weinstein has served as our executive vice president and chief legal officer since August 2012. Mr. Weinstein previously served as our general counsel from July 2000 to August 2012 and as senior vice president from January 2005 to August 2012. He has also served as our secretary since March 2004. Prior to joining the Company, Mr. Weinstein was with Covington & Burling LLP, a law firm in Washington, D.C. Mr. Weinstein holds a B.S. in Mechanical Engineering from MIT and a J.D. from the University of Virginia School of Law.

Julie Zeiler has served as our executive vice president and chief financial officer since May 2020, overseeing the Company’s financial operations, investor relations, facilities and IT organizations. Prior to being appointed chief financial officer, Ms. Zeiler served as the Company’s vice president of finance since joining the Company in January 2017. In this position, she led the Company’s financial planning and analysis, and treasury functions. Prior to joining iRobot, Ms. Zeiler served in a number of senior financial leadership positions at Boston Scientific Corporation from 1996 to 2017 that included its global operations, European business and major product lines. In addition, her experience includes financial management roles at Digital Equipment Corporation from 1987 to 1996. Ms. Zeiler holds a B.A. in Economics and English from Albion College.

Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

23

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

Mr. Angle serves as our chief executive officer and chairman of the board. The board of directors believes that having our chief executive officer as chairman of the board facilitates the board of directors’ decision-making process because Mr. Angle has first-hand knowledge of our operations and the major opportunities and challenges facing us. This also enables Mr. Angle to act as the key link between the board of directors and other members of management. To assure effective independent oversight, our by-laws provide that the independent members of our board of directors will designate a lead independent director if the chairman of the board is not an independent director, as discussed further in “Executive Sessions of Independent Directors” below.

Independence of Members of the Board of Directors

The board of directors has determined that Dr. Kao, Mses. Ellinger, Finney, Manolis and Stacy, and Messrs. Ali, Bell and Miller are independent within the meaning of the director independence standards of Nasdaq and the SEC. Furthermore, the board of directors has determined that each member of each of the committees of the board of directors is independent within the meaning of the director independence standards of Nasdaq and the SEC.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are held during each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors and are chaired by a lead independent director who is appointed annually by the board of directors from our independent directors. Mr. Ali currently serves as the lead independent director. In this role, Mr. Ali serves as chairperson of the independent director sessions. The independent directors of the board of directors met in executive session six (6) times in 2020.

Role of Lead Independent Director

The lead independent director works to ensure that “all voices are heard” within the boardroom, proactively spends considerable time with the chief executive officer and other executive officers, to understand the Company’s vision and strategy, and helps focus the board of directors on areas aligned with the Company’s vision and strategy. In addition to acting as the chairperson of the independent director sessions, the lead independent director also assists the board in assuring effective corporate governance. The lead independent director’s specific duties include:

●	Providing the chairman of the board with input as to preparation of agendas for meetings;
●	Advising the chairman of the board as to the quality, quantity and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;
●	Coordinating and developing the agenda for the executive sessions of the independent directors;
●	Acting as principal liaison between the independent directors and the chairman of the board on critical issues;
●	Acting as a spokesperson for the independent directors able to talk with major investors and stockholders on topics of overall governance;

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

24

●	Evaluating, along with the members of the compensation and talent committee, the chief executive officer’s performance and meeting with the chief executive officer to discuss such evaluation; and
●	Acting as chairperson of the board in the absence of the chairman of the board or a vacancy in the position of chairman of the board.

The Board of Directors’ Role in Risk Oversight

The board of directors oversees our risk management process. This oversight is primarily accomplished through the board of directors’ committees and management’s reporting processes, including receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The audit committee focuses on risk related to accounting, internal controls, financial and tax reporting, privacy and cybersecurity. The audit committee also assesses economic and business risks and monitors compliance with ethical standards. The compensation and talent committee identifies and oversees risks associated with our executive compensation policies and practices, and the nominating and corporate governance committee identifies and oversees risks associated with director independence, related party transactions and the implementation of corporate governance policies.

Policies Governing Director Nominations

Director Qualifications

The nominating and corporate governance committee of the board of directors is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and characteristics desired of members of the board of directors in the context of the needs of the business and current make-up of the board of directors. This assessment includes consideration of the following minimum qualifications that the nominating and corporate governance committee believes must be met by all directors:

●	Nominees must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;

●	Nominees must be highly accomplished in their respective fields, with superior credentials and recognition;

●	Nominees must be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards;

●	Nominees must have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve;

●	Nominees must be free of conflicts of interest and potential conflicts of interest, in particular with relationships with other boards; and

●	Nominees must, to the extent such nominee serves or has previously served on other boards, demonstrate a history of actively contributing at board meetings.

We do not have a formal board diversity policy. However, pursuant to the Policy Governing Director Qualifications and Nominations, as part of its evaluation of potential director candidates and in addition to other standards the nominating and corporate governance committee may deem appropriate from time to time for the overall structure and composition of the board of directors, the nominating and corporate governance committee may consider whether each candidate, if elected, assists in achieving a mix of board members that represent a diversity of background and experience. Accordingly, the board of directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry, geographical understanding and strategic experience

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

25

and expertise that, in concert, offer us and our stockholders a diverse set of opinions and insights in the areas most important to us and our corporate mission. In addition, nominees for director are selected to bring complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the board of directors. The nominating and corporate governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the board of directors, if the nominating and corporate governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The board of directors delegates the initial selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominee in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be helpful in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors. The nominating and corporate governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors. Once appropriate candidates have been identified, the entire board of directors votes on the candidates, as the selection of board nominees is a responsibility of the entire board of directors.

Procedures for Recommendation of Director Nominees by Stockholders

The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director nominee candidates, shall follow the following procedures:

The nominating and corporate governance committee must receive any such recommendation for nomination not earlier than the close of business on the 120th day prior to the first anniversary of the date of the Proxy Statement delivered to stockholders in connection with the preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

●	Name and address of the stockholder making the recommendation;
●	A representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership;

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

26

●	Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;

●	A description of the qualifications and background of the proposed director nominee which addresses the minimum qualifications, actual or potential conflicts of interest, and other criteria for board membership approved by the board of directors from time to time and set forth in the Company’s Policy Governing Director Qualifications and Nominations;

●	A description of all arrangements or understandings between the stockholder and the proposed director nominee;

●	The consent of the proposed director nominee (i) to be named in the Proxy Statement for the annual meeting and (ii) to serve as a director if elected at such annual meeting; and

●	Any other information regarding the proposed director nominee that is required to be included in the Proxy Statement.

Nominations must be sent to the attention of our secretary by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

Attn: Secretary of iRobot Corporation

Our Secretary will promptly forward any such nominations to the nominating and corporate governance committee.

In addition, our by-laws permit eligible stockholders, or groups of stockholders, owning continuously for at least three years shares of the Company’s stock representing an aggregate of at least 3% of the Company’s outstanding shares, to nominate and include in the Company’s proxy materials director nominees constituting up to two or 25%, whichever is greater, of the board of directors, provided that the stockholders and nominees satisfy the requirements in our by-laws. Written notice of stockholder nominees to the board of directors must be received not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the proceeding year’s annual meeting. For details on the Company’s proxy access procedures, please refer to our by-laws.

Policy Governing Security Holder Communications with the Board of Directors

The board of directors provides to every security holder the ability to communicate with the board of directors as a whole and with individual directors on the board of directors through an established process for security holder communications as follows:

For communications directed to the board of directors as a whole, security holders may send such communications to the attention of the chairman of the board of directors by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

Attn: Chairman of the Board, c/o Secretary

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

27

For security holder communications directed to an individual director in his or her capacity as a member of the board of directors, security holders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

Attn: [Name of the director], c/o Secretary

We will forward any such security holder communication to the chairman of the board, as a representative of the board of directors, or to the director to whom the communication is addressed. We will forward such communications by certified U.S. mail to an address specified by each director and the chairman of the board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is to schedule a regular meeting of the board of directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at our stockholder meetings. Our directors are expected to participate in the virtual annual meeting of stockholders, unless they have a conflict that cannot be resolved. Eight board members who were directors at the time of the annual meeting of stockholders held in 2020 attended the meeting.

Board of Directors Evaluation Program

The board of directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the board of directors conducts its own self-evaluation, which is reported to the board of directors. The board of directors retains the authority to engage its own advisors and consultants.

For more corporate governance information, you are invited to access such information at https://investor.irobot.com/corporate-governance/highlights.

Code of Business Conduct and Ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at https://investor.irobot.com/corporate-governance/highlights. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at https://investor.irobot.com/corporate-governance/highlights and/or in our public filings with the SEC.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

28

Human Rights Policy

We have adopted a Human Rights Policy. Respect for human rights is an essential value for our Company and for the communities in which we operate. We are committed to ensuring that our employees and individuals in the communities affected by our activities are treated with dignity and respect. We believe that following these principles helps our employees and our business thrive as we develop new and exciting technologies for the smart home. For additional information about this policy, please visit our website at www.irobot.com.

iRobot’s Manufacturing Supply Chain Partners: Business Conduct, Environment, Labor Practices

Our primary contract manufacturers and most significant suppliers work under a master supply agreement that includes provisions for compliance with environmental regulations consistent with the iRobot General Environmental Regulatory Requirements, conflict minerals provisions within Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, anti-corruption laws and all applicable local government regulations regarding minimum wage, living conditions, overtime, working conditions, child labor laws and the applicable labor and environmental laws. For additional information about these practices, please visit the Corporate Social Responsibility section of our website at www.irobot.com/about-irobot/corporate-social-responsibility.

Compensation and Talent Committee Interlocks and Insider Participation

During 2020, Mses. Finney and Stacy, and Mr. Bell and Dr. Kao served as members of the compensation and talent committee. No member of the compensation and talent committee was an employee or former employee of us or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

During the last year, no executive officer of the Company served as: (i) a member of the compensation and talent committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation and talent committee; (ii) a director of another entity, one of whose executive officers served on our compensation and talent committee; or (iii) a member of the compensation and talent committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

29

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the board of directors. The audit committee currently consists of Andrew Miller, Elisha Finney and Eva Manolis. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. Each of Mr. Miller and Ms. Finney is an “audit committee financial expert” as is currently defined under SEC rules. The audit committee operates under a written charter adopted by the board of directors.

The audit committee oversees the Company’s accounting and financial reporting processes on behalf of the board of directors. The meetings of the audit committee are designed to facilitate and encourage communication among the audit committee, Company management, the independent registered public accounting firm and the Company’s internal audit function. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal quarters and full year ended January 2, 2021, including a discussion of, among other things, the quarterly and annual earnings press releases, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The audit committee ensures that the Company establishes and appropriately resources a professional internal auditing function and that there are no unjustified restrictions or limitations imposed on that function. In addition to reviewing and approving the annual internal audit plan and overseeing other internal audit activities, the audit committee regularly reviews and discusses the results of internal audit reports.

The audit committee also reviewed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The audit committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has considered and discussed the compatibility of non-audit services provided by PricewaterhouseCoopers LLP with that firm’s independence. For each engagement, Company management provided the audit committee with information about the services and fees, sufficiently detailed to allow the audit committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the independent registered public accounting firm. After the end of each fiscal year, Company management provides the audit committee with a summary of actual fees incurred with the independent registered public accounting firm.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

30

The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting. Additionally, the audit committee meets in separate executive sessions with the Company’s chief financial officer and the head of internal audit.

In accordance with SEC rules and PricewaterhouseCoopers LLP policies, lead and concurring audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide services to our Company to a maximum of five years. The selection of the lead audit partner pursuant to this rotation policy involves a meeting between the candidate for the role and the chair of the audit committee, as well as with the full audit committee and members of management.

The audit committee has also evaluated the performance of PricewaterhouseCoopers LLP, including, among other things, the length of time the firm has been engaged; its familiarity with our operations and businesses, accounting policies and practices, and our internal controls over financial reporting; and the appropriateness of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services in 2020, on an absolute basis and as compared with the scope of prior year audits. Information about PricewaterhouseCoopers LLP’s fees for 2020 is discussed below in this Proxy Statement under “Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm.” Based on its evaluation, the audit committee has retained PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the 2021 fiscal year.

Based on its review of the financial statements and the aforementioned discussions, the audit committee concluded that it would be reasonable to recommend, and on that basis, did recommend, to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2021, which was filed with the SEC on February 16, 2021.

Respectfully submitted by the Audit Committee,

Andrew Miller (chairman)
Elisha Finney Eva Manolis

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

31

REPORT OF THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this compensation and talent committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation and talent committee of the board of directors, which is comprised solely of independent directors within the meaning of applicable rules of Nasdaq, outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for developing executive compensation policies and advising the board of directors with respect to such policies and administering the Company’s cash incentive and equity incentive plans. The compensation and talent committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation and talent committee retains the services of a compensation consultant and considers recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation and talent committee assesses the information it receives in accordance with its business judgment. The compensation and talent committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation and talent committee. All decisions regarding chief executive officer and director compensation are reviewed and ratified by the full board. Mr. Bell, Dr. Kao and Mses. Finney and Stacy are the current members of the compensation and talent committee.

The compensation and talent committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended January 2, 2021 with management. In reliance on the reviews and discussions referred to above, the compensation and talent committee recommended to the board of directors, and the board of directors has approved, that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended January 2, 2021, which was filed with the SEC on February 16, 2021.

Respectfully submitted by the Compensation and Talent Committee,

Michael Bell (chairman)
Elisha Finney
Ruey-Bin Kao Michelle Stacy

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

32

COMPENSATION AND OTHER INFORMATION
CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Executive Overview

The pandemic has impacted individuals and families in profound ways with the home becoming a primary hub for work, education, exercise, entertainment and more. The fluid, often frenetic pace of day-to-day life continues to elevate our value proposition and product differentiation. As the benefits of robotic floor cleaning become more widely appreciated and the home remains a central hub for everyday life, we plan to continue capitalizing on the many opportunities arising from the continued growth of our marketplace. When combined with the accelerating pace of the adoption and use of robotics more broadly, the competition for executive talent in our industry continues to be significant. While we compete to attract and retain talent against other established technology companies, the skill sets, expertise and capabilities that we believe will help us further expand our business and drive value creation increasingly bring us into competition for talent against a wider range of technology companies, including those focused on disruptive and emerging technologies.

Our compensation philosophy is based on a desire to emphasize pay for performance through incentive compensation that is designed to closely link the realized compensation of our named executive officers to our financial and operating performance. We also believe that the compensation of our named executive officers should strongly align our executives’ interests with those of our stockholders and focus executive behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies.

2020 Financial Performance Highlights

Our performance as a Company in 2020 was exceptionally strong. Notwithstanding the initial impact of the pandemic on our business and on our retail partners, we achieved outstanding financial results and continued to position the Company for future success through ongoing investments in product development and our direct-to-consumer (“DTC”) strategy. Resurgent demand combined with outstanding collaboration and execution among our sales, marketing and supply chain teams underpinned excellent performance over the balance of the year. More specifically:

●	Revenue grew 18% to a record $1.43 billion.
●	Full-year Operating Income was up 69% to $146.3 million, compared with $86.6 million in 2019. Non-GAAP Operating Income increased 19% to $149.7 million.
●	Our top-line expansion resulted in an Operating Profit Margin of 10% (GAAP and Non-GAAP).

●	Net Income increased 72% to $147.1 million, from $85.3 million in 2019. Non-GAAP Net Income increased to $118.6 million, from $104.0 million in 2019.
●	Diluted Earnings Per Share (“EPS”) grew 73% to $5.14, from $2.97 in 2019. Diluted Non-GAAP EPS of $4.14 increased 14% from $3.62 in 2019.

These metrics all surpassed our original targets for 2020. Our strong 2020 performance is particularly notable coming on the heels of 2019 financial performance that fell below our target objectives. We believe that our investments, progress and achievements have placed iRobot on a very exciting path to continue to drive substantial value creation for customers, employees and stockholders over the coming years. See pages 28 and 29 of our Form 10-K for the year ended January 2, 2021 for a reconciliation of all non-GAAP financial measures to the comparable GAAP financial measures.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

33

Revenue $1.4B an increase of 18% from full-year 2019	Operating Income $146.3M compared with $86.6M from full-year 2019	Non-GAAP Revenue $1.4B an increase of 18% from full-year 2019	Non-GAAP Operating Income $149.7M compared with $125.8M from full-year 2019
Diluted Earnings Per Share $5.14 compared with $2.97 for full-year 2019	Net Income $147.1M compared with $85.3M from full-year 2019	Non-GAAP Diluted Earnings Per Share $4.14 compared with $3.62 for full-year 2019	Non-GAAP Net Income $118.6M compared with $104.0M from full-year 2019

Historical Financial Performance

Our recent financial performance has been very strong. While 2019 was a challenging year given the more difficult than anticipated market conditions in the U.S., we delivered strong results in 2020. Revenue in 2020 grew 18% to $1.43 billion, with an operating margin of 10%. The performance below demonstrates our focus on growing our business while continuing to deliver stockholder value.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

34

COMPARISON OF 5 YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN*

Among iRobot Corporation, the NASDAQ Composite Index, 2019 Peer Group and 2020 Peer Group

*$100 invested on 12/31/15 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

**Performance for the 2019 and 2020 Peer Groups are the same from 2016 to 2018 and have immaterial differences in 2019 and 2020. Please see the performance table below for the performance of each peer group.

	12/15	12/16	12/17	12/18	12/19	12/20
iRobot Corporation	100.00	165.11	216.67	236.55	143.02	226.81
Nasdaq Composite	100.00	108.87	141.13	137.12	187.44	271.64
2019 Peer Group	100.00	136.04	177.63	163.16	258.70	414.62
2020 Peer Group	100.00	136.04	177.63	163.16	258.71	414.10

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

The graph above compares the cumulative 5-Year total stockholder return provided on iRobot Corporation’s common stock relative to the cumulative total returns of the Nasdaq Composite index and two customized peer groups of sixteen companies and seventeen companies, respectively, with those individual companies listed in footnotes 1 and 2 below. There is an expanded discussion on our peer group in the section “Compensation Comparisons” on page 41. An investment of $100 (with reinvestment of all dividends) is assumed to have been made in our common stock, the index and in each of the peer groups on December 31, 2015 and its relative performance is tracked through December 31, 2020.

(1)	There are sixteen companies included in the Company’s 2019 peer group which are: 3d Systems Corp, Brooks Automation Inc., Coherent Inc., Dolby Laboratories Inc., Faro Technologies Inc., Fitbit Inc., Garmin Ltd., Gopro Inc., Logitech International S.A., Netgear Inc., Novanta Inc., Plantronics Inc., TiVo Corporation, Trimble Inc., Ubiquiti Inc. and Universal Electronics Inc.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

35

(2)	The 2020 peer group remained largely the same, except for the removal of TiVo Corporation and the addition of Roku Inc., and Sonos Inc.

Despite expected headwinds due to tariffs and a shift in our manufacturing strategy and the unanticipated challenges that arose directly and indirectly from the pandemic, we remained focused on the safety of our employees and customers and continued to execute on key elements of our strategy during 2020:

2020 Strategic Priorities and Outcomes:
Differentiate the Cleaning Experience	Introduced our state-of-the-art robot AI platform, iRobot Genius Home Intelligence, unlocking a range of new features and functionality, giving users greater control over where, when, and how our robots clean.
Expanded our lineup of intelligent, self-emptying robot vacuum cleaners in September 2020 with launch of the Roomba i3 Series.
Introduced the Roomba Combo, our first 2-in-1 floor cleaning robot that consolidates vacuuming and mopping functionality.
Build Stronger, Enduring Relationships with Consumers Worldwide	Ended 2020 with nearly 10 million connected consumers who have opted-in to our digital communications, up more than 80% over 2019.
Delivered great value to our customers through digital features within our Genius platform as evidenced by consistently high levels of utilization by our connected customers and robust engagement around new capabilities.
Expanded engagement within our base of connected customers receiving in-app notifications and emails. This demonstrates their interest in better understanding how to maximize the cleaning capabilities of their robots and facilitates opportunities to help customers better maintain their robots, replace and upgrade their robots, add new robots and potentially purchase other new services and products from us that complement our current role in helping them keep homes clean.
Nurture Lifetime Value of Customer Relationships	Accelerated investments to further enhance the buying experience, including upgrading our digital marketing capabilities and investing in making our website a desired destination for current and prospective customers.
Conducted tests of new services that span extended warranties, a robot-as-a-service membership program, and a premium care and maintenance offering, with plan to commercialize these services over the course of 2021.
Significantly expanded our DTC sales. DTC sales represented more than 11% of total Revenue in 2020, up from 6% in 2019. We view our DTC channel as a powerful complement to our strong retail partnerships.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

36

Compensation Highlights:

We proactively modified certain aspects of our compensation plan designs in 2020 to better reflect increased uncertainty and our expected business conditions in 2020. These adjustments primarily reflected ongoing and anticipated challenges related to our supply chain, including geographically diversifying our manufacturing activities associated with expanding production in Malaysia and managing through significant uncertainty related to the U.S. tariffs and trade negotiations between the U.S. and China. In addition, we transitioned to a new profitability metric that better aligned with recent changes in our financial reporting. Highlights of our proactive incentive plan design changes are outlined below:

2020 Annual Bonus Plan Changes:

●	For our profitability metric, in response to the target being set lower than the prior year’s performance, we instituted a requirement to achieve 110% of the internally set target to earn a target payout.

●	In 2020 we changed the profitability metric to Non-GAAP Operating Income, from Adjusted EBITDA to better align with our public disclosures while still ensuring that profitability remains a key element of our short-term incentive plan.

●	We increased the threshold performance requirement on our Revenue metric, making it more challenging to achieve a payout. Specifically, for fiscal 2020, the threshold was 95% of target, whereas in the prior year plan, the threshold performance requirement was 90% of target.

2020 Performance Based Equity Award Changes:

●	We changed the financial metric from GAAP Operating Income to Non-GAAP Operating Income, which better aligns with our public disclosures and is consistent with our belief that this metric provides not only a good short-term view into our underlying performance but a good long-term view on the health of our business.

●	We modified the “target performance range” to 100% to 110%, where attainment in the target performance range earns a payout of 100% of target. In the prior year plan, the “target performance range” was 90% to 110%. This change provides for a lower payout opportunity at the same attainment levels as the prior year plan.

●	We increased the level of outperformance required for payments above target relative to historical plans. For example, achieving a maximum payout requires 130% of target performance achievement versus 120% performance historically.

CEO Compensation Changes:

Reduced the CEO’s 2020 equity grant value by over 30% from prior year to acknowledge 2019 performance and the outlook for 2020.

Named Executive Officer	Total Grant Date Fair Value 2019	Total Grant Date Fair Value 2020	Difference
Colin M. Angle	$5,552,768	$3,851,978	($1,700,790) (30.6%)

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

37

iRobot’s compensation programs are designed to align pay with Company performance and while our 2019 financial results fell short of targets, our 2020 financial performance was very strong. The compensation and talent committee’s executive pay decisions and our pay outcomes reflect this trajectory and alignment:

	Outcomes Related to 2019 Performance	Outcomes Related to 2020 Performance

Base Salary	No base salary increases in 2020 other than for one NEO	Base salary increases were provided to each NEO in recognition of the strong performance

Annual Incentive Bonus	Bonus payout of 39% of target, which reflected falling short of target on Revenue & falling short of threshold performance on Adjusted EBITDA	Bonus payout of 166% of target, which reflected achievement above target on both Revenue & Non-GAAP Operating Income

Performance Based Equity Awards	Payout for 2017 Plan (performance period ending December 28, 2019): 77% of target	Payout for 2018 Plan (performance period ending January 2, 2021): 100% of target

Our compensation plans are highly sensitive to Company performance and emphasize pay that is variable and/or “at risk.” As a result of our very strong performance during 2020, our CEO’s 2020 realizable pay was 160% of his targeted total compensation, as shown below. In 2019, when performance fell below our expectations, our CEO’s realizable pay was only 49% of his targeted total compensation, also shown below.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

38

Objectives of Our Compensation Program

We believe our compensation philosophies and objectives, as further described below, have aligned executive compensation with Company performance. Our compensation programs for our executive officers are designed to achieve the following objectives:

●	Provide competitive compensation that attracts, motivates and retains the best talent and the highest caliber executives in order to help us to achieve our strategic objectives;

●	Connect a significant portion of the total potential compensation paid to executives to our annual financial performance;

●	Directly align management’s interest with the interests of stockholders through long-term equity incentives; and

●	Provide management with performance goals that are directly linked to our longer-term plans for growth and profit.

We believe the compensation of our named executive officers should reflect their success as a management team, rather than as individuals, in attaining key operating objectives, such as Non-GAAP Operating Income and Revenue. We define Non-GAAP Operating Income as Operating Income before amortization of acquired intangible assets, stock-based compensation expense, tariff refunds, net merger, acquisition and divestiture (expense) income, net intellectual property litigation expense, and restructuring and other expense. See pages 28 and 29 of our Form 10-K for the year ended January 2, 2021 for a reconciliation of Non-GAAP Operating Income to GAAP Operating Income.

We also believe that the compensation of our named executive officers should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, over the long-term, reflect our operating performance, and ultimately, the refinement and execution of our strategy by the Company’s management and employees.

Methodologies for Establishing Executive Compensation

The compensation and talent committee, which is comprised entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate. In determining the appropriate compensation levels for our chief executive officer, the compensation and talent committee meets with the executive vice president, human resources and corporate communications, along with the independent compensation consultant engaged by the compensation and talent committee. With respect to the compensation levels of all other named executive officers, the compensation and talent committee meets with our chief executive officer and, as needed, our executive vice president, human resources and corporate communications, as well as with the independent compensation consultant engaged by the compensation and talent committee. Our chief executive officer annually reviews the performance of each of the other named executive officers with the compensation and talent committee.

The compensation and talent committee has engaged Pay Governance as its independent executive compensation consultant. The consultant works with the compensation and talent committee in addition to our human resources department and the chief executive officer to assist them with a range of items including establishing an appropriate peer group, developing the structure of the executive compensation program and in formulating recommendations regarding base salary levels, target incentive awards, performance goals for incentive compensation and equity awards for named executive officers. In conjunction with the annual performance review of each named executive officer, the compensation and talent committee carefully considers the recommendations of the chief executive officer with respect to the other executive officers when setting base salary, bonus payments under the prior year’s incentive compensation plan, and target amounts and performance goals for the current year’s incentive compensation plan. In addition, the compensation and talent committee similarly determines the size and structure of equity incentive awards, if any, for each named executive officer.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

39

Moreover, the compensation and talent committee considers the results of the advisory vote on named executive officer compensation, or the “say on pay” vote, that is currently held each year at the Company’s annual meeting of stockholders.

At the May 2020 annual meeting of stockholders, the Company held its annual say on pay vote. The results of the say on pay vote held in May 2020 were as follows (as a percentage of the votes cast):

For	12,861,084	96.0%
Against	344,716	2.6%
Abstain	194,820	1.5%

The results of the say on pay vote are advisory and not binding on the Company, the board of directors or the compensation and talent committee. The board of directors and the compensation and talent committee, however, value the opinions of our stockholders and take the results of the say on pay vote into account when making decisions regarding the compensation of our named executive officers. Additionally, a valuable aspect of our investor relations activities involves interacting with our current and prospective stockholders to discuss our executive compensation programs, answer timely and important questions about our compensation philosophies and practices, and gain direct feedback in the process.

The compensation and talent committee will, in consultation with Pay Governance and as appropriate, continue to consider changes to our compensation programs intended to further align the pay of our senior executives with our performance while taking into account input from stockholders and evolving factors such as the business environment, the competitive market for talent and other emerging trends. Additionally, the compensation and talent committee will continue to consider the outcome of our say on pay votes, regulatory changes and emerging best practices when making future compensation decisions for our named executive officers.

Our compensation plans are developed, in part, by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the technology and consumer technology industries, including those that focus on smart-tech and high-tech products. When determining the range of competitive practice for executive compensation, we review compensation data for companies with revenues, market capitalization, headcount and levels of ongoing research and development investment similar to our profile. There is an expanded discussion on our peer group in the section “Compensation Comparisons” on page 41. While there are no perfect benchmarks for our Company, we believe that this approach provides us with valuable insights as to the competitive range of pay levels and practices of companies similar to ours.

Compensation Consultants

As the independent compensation consultant, Pay Governance provides the compensation and talent committee with advice on a broad range of executive compensation matters. In fiscal 2020, the scope of Pay Governance’s services included the following:

●	Apprising the compensation and talent committee of compensation-related and regulatory trends and developments in th25pte marketplace;
●	Assessing the composition of the peer companies used for comparative purposes;

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

40

●	Performing a competitive assessment of our non-employee director and executive compensation programs;
●	Identifying potential changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests; and
●	Reviewing the Compensation Discussion & Analysis section of the Company’s Proxy Statement.

As more fully described on page 53, the compensation and talent committee reviewed its relationship with Pay Governance pursuant to SEC rules and determined Pay Governance’s work for the compensation and talent committee did not raise any conflicts of interest. The Company did not engage Pay Governance for any other consulting work in fiscal 2020.

Compensation Comparisons

Developing a compensation peer group for compensation comparison purposes is not an easy task for our Company. We do not have any “true” consumer robotic peer companies that are publicly-traded, stand-alone, U.S.-based and size-appropriate. We believe the mix of technology, smart technology/connected devices, and technology/consumer products entities that comprise our current compensation peer group provides appropriate reference points for compensation and performance comparisons.

The following selection criteria, developed in conjunction with the compensation and talent committee, which are carefully reviewed annually and adjusted as needed, were used to develop the comparative compensation peer group used in assessing the competitiveness of our executive compensation program and in helping develop fiscal year 2020 compensation actions:

●	Companies with revenues within a similar range and generally similar market capitalization;
●	Companies within comparable industries that focus on smart-tech and high-tech products (e.g., consumer durables, consumer services, aerospace, capital goods, electronics equipment, information technology, instruments and components, computers and peripherals, networking equipment and computer hardware);
●	Companies with highly-engineered products and complex networked technologies with multiple industry applications;
●	Technology companies whose products contain both hardware and software components, in particular cloud-connected devices, smart monitors, networked devices and consumer wearables; and
●	Companies with moderate to high sales growth and opportunity.
●	Other secondary criteria also considered include:
●	Companies considered to be engaging in “disruptive innovation;”
●	Companies producing high-technology products with brand recognition and/or that focus on disposable income “luxury” goods; and
●	Companies with comparable levels of ongoing investment in research and development that indicate similar business models and financial strategy.

Our compensation peer group for 2020 consisted of the following seventeen companies which we show in two different technology segments. Technology companies that focus on high tech products for consumers, and broader companies that have a technology focus and meet some or all of the criteria mentioned above.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

41

Consumer Technology Companies	Broader Technology Companies
Fitbit, Inc.	3D Systems Corporation
Garmin Ltd.	Brooks Automation, Inc.
GoPro, Inc.	Coherent, Inc.
Logitech International S.A.	Dolby Laboratories, Inc.
NETGEAR, Inc.	Faro Technologies, Inc.
Poly (Plantronics, Inc.)	Novanta Inc.
Roku, Inc.	Trimble Inc.
Sonos, Inc.	Ubiquiti, Inc.
Universal Electronics Inc.

This 2020 compensation peer group differs slightly from the 2019 compensation peer group due to the removal of TiVo Corporation and the addition of Roku, Inc. and Sonos, Inc. to our compensation peer group. The compensation and talent committee believes that the changes to the compensation peer group create better alignment with respect to key financial criteria and companies in comparable industries.

These companies, at the time of the analysis on June 30, 2019, had a trailing 12-month median Revenue of approximately $1.1 billion and a median market capitalization of approximately $2.7 billion. iRobot at this same time had trailing 12-month Revenue of approximately $1.1 billion and a market capitalization of approximately $2.5 billion.

The compensation and talent committee reviews all components of compensation for named executive officers. In accordance with its charter, the compensation and talent committee also, among other responsibilities, administers our incentive compensation plan, and reviews management’s recommendations on Company-wide compensation programs and practices. In setting compensation levels for our executive officers in fiscal 2020, the compensation and talent committee considered many factors in addition to the competitive market analysis described above, including, but not limited to:

●	The scope and strategic impact of the executive officer’s responsibilities;

●	Our past business performance, and future expectations;

●	Our long-term goals and strategies;

●	The performance and experience of each individual;

●	Retention considerations;

●	Unvested equity holdings;

●	Past compensation levels of each individual and of the named executive officers as a group;

●	Relative levels of pay among the executive officers;

●	The amount of each component of compensation in the context of the executive officer’s total compensation and other benefits;

●	Input from the board with respect to its evaluation of and recommendations for the chief executive officer; and

●	Input from the chief executive officer with respect to the evaluation of and recommendations for the other named executive officers.

The compensation and talent committee recommends to the full board compensation for our chief executive officer using the same factors it considers for other executive officers, while placing greater emphasis on performance-based opportunities through long-term equity and short-term cash

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

42

incentive compensation, which we believe strongly aligns our chief executive officer’s interests and the interests of our stockholders. In assessing the compensation paid to our chief executive officer, the compensation and talent committee relies on input from the board of directors on performance and information from our selected peer group benchmarks and its judgment with respect to the factors described above.

Elements of Compensation and 2020 Annual Target Compensation

Our executive compensation program in 2020 consisted of three primary elements: base salary, annual cash incentives, and long-term equity awards, in the form of time-based RSUs and PSUs. All of our executive officers also are eligible for certain benefits offered to employees generally, including life, health, disability and dental insurance, as well as participation in our 401(k) plan and employee stock purchase plan. We have also entered into executive agreements with our executive officers that provide for certain severance benefits upon termination of employment, including a termination in connection with a change in control of the Company. The target compensation mix for each of our named executive officers was determined at the beginning of 2020 and is summarized in the charts below.

The compensation mix shown above is based on the target amount for each of the elements and does not contemplate the upside and downside opportunity included in our variable incentive plans.

Elements of Compensation

Base Salary

Salaries are reviewed on an annual basis and are structured to be within the market competitive range of salaries paid by the peer companies reviewed by the compensation and talent committee described above. While we generally aim to set base salaries for each of our executives to market competitive levels, the compensation and talent committee also takes into consideration many additional factors (described below) that we believe are important and have enabled us to attract, motivate and retain a high performing leadership team in an extremely competitive environment.

In 2020, the compensation and talent committee reviewed the base salaries for each of our executive officers, taking into account an assessment of the individual’s responsibilities, experience, performance and contribution to the Company’s performance, and also generally taking into account the competitive environment for attracting and retaining executives consistent with our business needs, along with those factors previously described. With respect to each of our other named executive officers, our chief executive officer provided a detailed evaluation and recommendation related to base salary adjustments, if any (excluding for himself). The compensation levels for our executive officers in fiscal 2020 were determined in February 2020 following our 2019 performance in which we delivered 11% Revenue growth, an Operating Margin of nearly 7%, and Diluted EPS of $2.97. Additionally, our stock was trading close to a 52-week low.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

43

In connection with our annual review process in February 2020 and taking into account the considerations discussed above as well as our 2019 performance, the compensation and talent committee only made one base salary adjustment for Mr. Campanello as noted in the table below. This adjustment to Mr. Campanello was in recognition of his exceptional performance. Ms. Zeiler received a base salary adjustment on May 4, 2020 as part of her promotion to EVP, Chief Financial Officer.

For 2021, base salaries of our named executives were reviewed by the compensation and talent committee and adjustments were made to the base salaries of certain of our named executive officers. These adjustments to salaries were in recognition of exceptional performance and to ensure we are maintaining a competitive position with our peer group and the market.

	2019 Base Salary	% Increase	2020 Base Salary	% Increase	2021 Base Salary
Colin M. Angle	$825,000	0.0%	$825,000	3.0%	$850,000
Julie Zeiler(1)	$307,654	38.0%	$425,000	17.6%	$500,000
Glen D. Weinstein	$410,000	0.0%	$410,000	4.9%	$430,000
Tim Saeger(2)	$400,000	0.0%	$400,000	0%	$400,000
Keith Hartsfield	$400,000	0.0%	$400,000	2.5%	$410,000
Russell J. Campanello	$350,000	14.2%	$400,000	2.5%	$410,000
Alison Dean(3)	$500,000	0.0%	$500,000	—	—

(1)	Ms. Zeiler was promoted to EVP, Chief Financial Officer on May 4, 2020. Her base salary was increased from $307,654 to $425,000 in connection with her promotion.
(2)	Mr. Saeger resigned as an officer of the Company effective September 14, 2020, and his last day of employment with us was March 26, 2021.
(3)	Ms. Dean resigned as EVP, Chief Financial Officer effective May 4, 2020 and her employment with the Company terminated on August 28, 2020.

We believe that the base salaries of our named executive officers, which range from 13% to 24% as a percentage of total target compensation, are set at an appropriate level to align our compensation mix with our compensation philosophy.

Cash Incentive Compensation

The compensation and talent committee believes that short-term cash incentive compensation for our executive officers should be contingent upon successful achievement of significant financial and business objectives and implementation of our business strategy. For our named executive officers, including our chief executive officer, the payment of cash incentive awards is based on an evaluation of achievement against predetermined Company financial and operational metrics in accordance with our Senior Executive Incentive Compensation Plan (“SEICP”) adopted by the compensation and talent committee. For each named executive officer, 100% of his or her target cash incentive compensation in 2020 was tied to key Company financial and operating performance measures. We aim to set our cash incentive opportunities for named executive officers to be market competitive for performance at target with actual amounts earned adjusted up or down based on performance achievement, as described below.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

44

For fiscal 2020, the threshold, target and maximum bonus award opportunities under our SEICP for each of our named executive officers, as a percentage of base salary are set forth in the table below. These target bonus amounts were set at levels the compensation and talent committee determined were appropriate to support our business plan, which involved growing the Company in a profitable, cost-effective way.

	Incentive Bonus Award Opportunity Payout Scale (% of base salary)
	Threshold (12.5% of target opportunity) (1)	Target (100%)	Maximum (200% of target opportunity) (2)
Colin M. Angle	13.75%	110.00%	220.00%
Julie Zeiler(3)	13.61%	64.18%	128.35%
Glen D. Weinstein	9.38%	75.00%	150.00%
Tim Saeger(4)	8.13%	65.00%	130.00%
Keith Hartsfield	7.50%	60.00%	120.00%
Russell J. Campanello	8.13%	65.00%	130.00%
Alison Dean(5)	10.00%	80.00%	160.00%

(1)	Cash incentive payments are made only if the Company has achieved a specified Non-GAAP Operating Income hurdle, excluding cash incentive compensation expense.
(2)	This reflects the maximum incentive cash payout levels established under our SEICP for 2020 based on the specific goals established for fiscal 2020.
(3)	Ms. Zeiler joined the SEICP on May 4, 2020, therefore the award opportunity payout scale above reflects a pro-rated portion from SEICP and a pro-rated portion from another incentive plan she was a participant in prior to her promotion. For the 2020 calendar year, Ms. Zeiler’s target bonus opportunity prior to her promotion was $107,679 (35% of her base salary). In connection with her promotion, Ms. Zeiler’s target bonus opportunity was increased to $318,750 (75% of her base salary). Her threshold bonus prior to her moving onto SEICP was equal to 20% of target and her threshold bonus following her promotion was 12.5% of target.
(4)	Mr. Saeger resigned as an officer of the Company effective September 14, 2020, and his last day of employment with us was March 26, 2021.
(5)	Ms. Dean resigned as EVP, Chief Financial Officer effective May 4, 2020 and her employment with the Company terminated in August 2020 and, accordingly, she received no bonus award for 2020.

The following tables summarize the 2020 performance measures, associated weightings and goals for each of the named executive officers under the SEICP, including actual performance achievement. When establishing our 2020 SEICP targets, to earn 100% payout for the Non-GAAP Operating Income metric, attainment had to be 110% of our annual operating plan (AOP) target of $90.6 million. To earn the threshold payout for the Revenue metric, 95% achievement of the Revenue target must be achieved. In prior years, 90% achievement of the Revenue target resulted in threshold payout. As discussed previously, the payout opportunity ranges from 12.5% of the target incentive opportunity for achieving threshold performance for one metric to 200% of the target incentive opportunity for achieving maximum level of performance for both metrics. For example, in the event the Non-GAAP Operating Income is achieved at threshold and the Revenue target is not achieved, a 12.5% overall payout threshold would be achieved.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

45

		Performance Goal
Metric	Weightings	Threshold	Target*	Maximum	2020 Actual Performance	Actual Percentage Earned (as % of target)
		$ in millions
Non-GAAP Operating Income, excluding cash incentive compensation expense	50%	$81.5	$99.6	$120.5	$216.4	100%
Company Revenue	50%	$1,278.9	$1,346.2	$1,615.4	$1,430.4	66%
Total Payout (as a % of Target)						166%

*	Please note our internal goal for Non-GAAP Operating Income was $90.6 million, and achievement at this level would have provided less than a target payout. The plan needed to achieve 110% of the internal target, or $99.6 million to earn a target payout.

Actual percentage earned (as % of target) is relative to the weightings of both metrics, which are 50% respectively.

Non-GAAP Operating Income (excluding cash incentive compensation expense) was achieved at 217% of target, which allowed for a maximum payout of 200% for this metric. This performance includes a $36.5 million Section 301 tariff refund, related to tariff payments made in 2018 and 2019, which the Company worked diligently to obtain through petitioning officials at the White House, United States Trade Representative, and the Commerce Department. Non-GAAP Operating Income would have achieved a maximum payout even without the tariff refund. No adjustments were made due to the COVID-19 pandemic.

Revenue achieved 106.3% of target, which resulted in a 131% payout for this metric.

Overall payout as a result of the overachievement performance of both metrics is 166%.

The compensation and talent committee chose this mix of financial targets for cash incentive compensation because it believes it creates a balanced focus on growth and profitability, and it believes that executive officers should be focused on a small set of critical, team-based financial and operating metrics that reinforce the executive’s role and impact the Company’s business strategy.

Also, the compensation and talent committee established a minimum level of profitability whereby the available total incentive compensation payout for the entire employee base — including the named executive officers — would be reduced on a dollar-for-dollar basis if Non-GAAP Operating Income, including cash incentive compensation expense, fell below $58.3 million for the fiscal year.

We had a very strong 2020 with Revenue, Non-GAAP Operating Income and EPS surpassing the plans that we outlined at the beginning of the year. Solid demand combined with excellent collaboration and execution among our sales, marketing and operations teams and our broader supply chain enabled us to grow our top line performance. The strong Revenue performance, when combined with gaining a tariff exclusion and our diligence in managing our costs, resulted in an increased Non-GAAP Operating Income and EPS performance. Maintaining a clean home has taken on increasing importance with the pandemic forcing people to stay at home. Differentiating our floor cleaning robots with innovative features and functionality that support the fluid lifestyles of their owners is resonating in the marketplace. We were able to generate significant growth with our premium floor cleaning robots throughout the year. We also had a substantial expansion of our connected customer base, which grew over 80% in 2020.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

46

We are very proud of our accomplishments in 2020, and the strong Revenue and Non-GAAP Operating Income performance notably exceeded each respective target. The below table outlines the cash awards to the named executive officers for performance in fiscal 2020 pursuant to our SEICP:

	Incentive Bonus Award
	Original Target Incentive Opportunity	Achievement	SEICP Earned & Paid
Colin M. Angle	$907,500	166%	$1,506,450
Julie Zeiler(1)	$247,240	166%	$410,418
Glen D. Weinstein	$307,500	166%	$510,450
Tim Saeger(2)	$260,000	166%	$431,600
Keith Hartsfield	$240,000	166%	$398,400
Russell J. Campanello	$260,000	166%	$431,600
Alison Dean(3)	$400,000	—	—

(1)	Ms. Zeiler was promoted to EVP, Chief Financial Officer on May 4, 2020 therefore her target incentive opportunity is a combination of being eligible to participate in the SEICP and another incentive plan prior to her promotion.
(2)	Mr. Saeger resigned as an officer of the Company effective September 14, 2020, and his last day of employment with us was March 26, 2021.
(3)	Ms. Dean resigned as EVP, Chief Financial Officer effective May 4, 2020 and her employment with the Company terminated on August 28, 2020 and, accordingly, she received no bonus award for 2020.

Long-Term Incentives

Overview

In 2020, executive officers were eligible to receive a mix of time-based RSUs and PSUs that are intended to promote success by aligning employee financial interests with long-term stockholder value. Long-term incentives are awarded based on various factors primarily relating to the responsibilities of the individual officer or employee, his or her past performance, anticipated future contributions, prior grants, and competitive market and retention considerations as well as the pool of shares available for grant and Company performance. In general, our compensation and talent committee bases its decisions to grant long-term incentives on recommendations of our chief executive officer (for employees other than himself) and the compensation and talent committee’s analysis of peer group and industry compensation information, with the intention of keeping the executives’ overall target compensation levels competitive with our peers.

In 2020, we shifted the payout metric of the PSUs from GAAP Operating Income to Non-GAAP Operating Income. We also adjusted the 2020 PSU “target range” to 100% to 110%, where performance in the target range earns 100% payout. The 2019 PSUs had a “target range” of 90% to 110%, where performance in the target range earned 100% payout. To earn maximum payout of 200%, the Company’s performance must be at or above 130% of target, whereas for the 2019 PSUs, a performance of 120% of target earned a maximum payout of 200%.

The compensation and talent committee believes that our mix of long-term equity awards is market competitive and strongly aligns the incentives of our executives with the interests of our stockholders and the long-term performance of the Company by directly tying a significant portion of the value that may be realized from our equity compensation to the performance of the Company and the value of our stock.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

47

Both RSUs and PSUs are typically granted in March. RSUs vest based on continued service in equal annual installments over four years. PSUs have three-year cliff vesting based on performance as well as continued service with the Company. Please note that for newly hired executives, the timing of the grants and mix may vary based on the timing of the hire and other potential factors as part of the recruitment of each executive.

During fiscal year 2020, our compensation and talent committee approved the RSU and PSU awards set forth in the table below to each of our named executive officers.

The payout opportunity on the PSUs to be earned at the end of the three-year performance period ranges from 0% for below threshold performance to 200% of the target opportunity for achieving the maximum level of performance. For PSUs granted in 2020, at threshold performance, 25% of the target amount is earned and, at target performance, 100% of the target awards is earned. Linear interpolation is used to determine the percentage of the PSUs earned where achievement is between threshold and target and between target and maximum performance levels. The number of PSUs actually earned will be determined at the end of the three-year performance period by measuring the Company’s actual 2020 to 2022 cumulative financial performance against the target performance.

	Grant Date Fair Value ($)	RSUs (#)	PSUs (# at Threshold) (25% of Target)	PSUs (# at Target)	PSUs (# at Maximum) (200% of Target)
Colin M. Angle	3,851,978	41,180	10,295	41,180	82,360
Julie Zeiler(1)	1,526,012	16,314	4,079	16,314	32,628
Glen D. Weinstein	1,130,150	12,082	3,021	12,082	24,164
Tim Saeger(2)	1,231,828	13,169	3,292	13,169	26,338
Keith Hartsfield	462,368	4,943	1,236	4,943	9,886
Russell J. Campanello	923,895	9,877	2,469	9,877	19,754
Alison Dean(3)	—	—	—	—	—

(1)	Ms. Zeiler was promoted to EVP, Chief Financial Officer on May 4, 2020.
(2)	Mr. Saeger resigned as an officer of the Company effective September 14, 2020, and his last day of employment with us was March 26, 2021.
(3)	Ms. Dean did not receive any PSU or RSU awards in 2020. Ms. Dean resigned as EVP, Chief Financial Officer effective May 4, 2020 and her employment with the Company terminated on August 28, 2020. All of the PSU and RSU awards granted to her were forfeited in connection with such termination.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

48

The following chart depicts the mix of PSUs and RSUs in our annual long-term incentive program for 2020:

Performance Share Units

The Company’s and the compensation and talent committee’s overall goals for selecting metrics for the PSU component of the long-term incentive program include:

●	Alignment with business strategy;

●	Alignment with stockholder interest in improving long-term business fundamentals;

●	Correlation with total stockholder return; and

●	Complementary to our short-term incentive metrics and measurement period.

For 2020, the compensation and talent committee determined that Non-GAAP Operating Income was a more optimal metric for our PSUs in large part because Non-GAAP Operating Income is a key financial measure that can be reasonably forecasted over the relevant performance period and reflects the operating performance of our management team. We believe using Non-GAAP Operating Income over a multi-year period for our PSUs, coupled with the annual Revenue component of our short-term incentive plan, provides strong focus on, and balance between, important short- and long-term business drivers.

PSUs granted in 2020 will be measured and vested only if earned at the end of the three-year performance period based upon performance over the entire three-year period. As shown in the table below, the number of shares earned at the end of the three-year period will range from 0% to 200% of the target number of PSUs granted based on the Company’s performance against a three-year cumulative Non-GAAP Operating Income goal. This goal was established at the beginning of the three-year performance period. The following table outlines the threshold, target, and maximum Non-GAAP Operating Income goals for the three-year performance period covering 2020 through 2022.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

49

2020-2022 PSU Performance Cycle	Operating Income Performance (in millions)
	Threshold (70%)	Target Range (100% to 110%)	Maximum (130%)
Cumulative Non-GAAP Operating Income ($M)	$250	$357-$393	$464
PSUs Eligible for Vesting	25%	100%	200%

For the PSUs granted in 2018, the number of shares earned at the end of the three-year performance period could have ranged from 0% to 200% of the target number of PSUs granted based on the Company’s performance against a three-year cumulative operating income goal. The following table outlines the operating income threshold, target, and maximum goals, along with the Company’s actual performance for the three-year performance period from 2018 through 2020. Payout achievement is shown in the table.

2018-2020 PSU Performance Cycle	Operating Income Performance (in millions)
	Threshold	Target Range	Maximum	Actual Performance Achieved	Actual Payout Level
Cumulative	$285	$321-$392	$428	$338.7	100%
PSUs Eligible for Vesting	50%	100%	200%

For the 2018 PSUs, the three-year cumulative operating income achievement was $338.7 million, which fell within the target range of $321 million to $392 million; therefore 100% of the PSUs granted in 2018 were deemed earned and vested. Specifically, the named-executive officers earned the following PSUs with respect to the PSUs granted in 2018:

	2018-2020 PSUs At Threshold, Target & Maximum
	PSUs At Threshold	PSUs At Target	PSUs Maximum	Total PSUs Earned
Colin M. Angle	14,573	29,146	58,292	29,146
Julie Zeiler	282	564	1,128	564
Glen D. Weinstein	3,429	6,858	13,716	6,858
Tim Saeger(1)	2,571	5,143	10,286	5,143
Russell J. Campanello	2,742	5,486	10,972	5,486
Alison Dean(2)	4,972	9,944	19,888	—

(1)	Mr. Saeger resigned as an officer of the Company effective September 14, 2020, and his last day of employment with us was March 26, 2021.

(2)	Ms. Dean resigned as EVP, Chief Financial Officer effective May 4, 2020 and her employment with the Company terminated on August 28, 2020, and all of the PSUs granted to her in 2018 were forfeited in connection with such termination.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

50

Other Benefits and Perquisites

We also have various broad-based employee benefit plans. Our executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed by or paid to executive officers under these plans. We offer a 401(k) plan, which allows our U.S. employees an opportunity to invest in a wide array of funds on a pre-tax basis. The Company matches up to 3% of eligible pay ($0.50 on each dollar an employee contributes up to a maximum of 6%). In 2017, we established an employee stock purchase plan for the benefit of all of our U.S., UK and Canadian based employees. We do not provide pension arrangements or post-retirement health coverage for our named executive officers or other employees. We also maintain insurance and other benefit plans for our employees. We offer no perquisites to our executive officers that are not otherwise available to all of our employees.

Stock Ownership Guidelines

We maintain equity ownership guidelines to further align the interests of our senior management and directors with those of our stockholders. Under the guidelines, executives are expected to hold common stock that is valued at an amount ranging from two times base salary for our senior executives to six times base salary for our chief executive officer. Our directors are also expected to hold common stock in an amount equal to six times their current annual cash retainer fee for board service.

For purposes of these guidelines, stock ownership includes shares for which the executive or director has direct or indirect ownership or control, including stock and in-the-money vested stock options, but does not include unvested restricted stock units or unvested stock options. Executives and directors are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. All executives and directors who have served the Company for five or more years are currently meeting their ownership targets, while those executives and directors with less than five years of service are either currently meeting or are making progress to achieve these ownership targets.

Hedging/Pledging Policy

Since 2005, we have had a written insider trading policy that applies to all of our employees, including officers, and directors. The policy, among other things, prohibits holding Company securities as collateral in a margin account, any hedging transactions, short sales, and puts/calls, and pledging of Company securities as collateral for a loan unless the pledge has been approved by the compensation and talent committee of the board of directors. To date, no such approval has been requested or given.

Executive Agreements

We have entered into executive agreements with each of our named executive officers. The executive agreements provide for severance payments equal to 50% of such officer’s annual base salary at the highest annualized rate in effect during the one-year period immediately prior to termination, payable in six equal monthly installments, as well as monthly premium payments for continued health, dental and vision benefits for up to six months following termination, in the event that we terminate his or her employment other than for cause, or his or her death or disability, as each term is defined in the executive agreements. In addition, these executive agreements provide that if we experience a change in control, as defined in the executive agreements, and the employment of such officer is terminated by the Company other than for cause or his or her death or disability at any time within the period beginning on the date that is 45 days prior to the date of the public announcement of the execution of a definitive agreement for a change in control and ending on the first anniversary of the effective date of the change in control, or if such officer terminates his or her employment for good

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

51

reason, as defined in the executive agreements, during the one-year period following the change in control, then all unvested equity held by such officer becomes fully-vested and immediately exercisable and such officer is entitled to severance payments equal to 200% of his or her annual base salary, at the highest annualized rate in effect during the period beginning in the year prior to the effective date of the change in control and ending on the date of termination of employment, and 200% of such officer’s highest target cash incentive with respect to the year prior to the year in which the change in control occurred and ending in the year in which the officer’s employment is terminated, each payable in 24 equal monthly installments, as well as monthly premium payments for continued health, dental and vision benefits for up to 24 months following termination. Receipt of the severance payments and benefits under the executive agreements is subject to the executive officer’s execution of a separation agreement, including a general release of claims, in a form and of a scope reasonably acceptable to the Company and compliance with any noncompetition, inventions and/or nondisclosure obligations owed to the Company. There are no tax gross-up payable under the executive agreements or otherwise.

Clawback Policy

In 2015, the Company adopted a clawback policy that provides the board of directors discretion to reduce the amount of future compensation (both cash and equity) payable to an executive of the Company for excess proceeds from incentive compensation received by such executive due to a material restatement of financial statements. The clawback period is the three-year period following the filing of any such restated financial statements with the SEC.

Tax Deductibility of Executive Compensation

The Tax Cuts and Jobs Act of 2017, which was signed into law December 22, 2017 made a number of significant changes to Section 162(m) of the Code. Section 162(m) of the Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While we consider tax deductibility as one factor in determining executive compensation, the compensation and talent committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. Pursuant to the Tax Cut and Jobs Act, the exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers and certain other individuals in excess of $1 million will not be deductible unless it qualifies for the limited transition relief applicable to certain arrangements in place as of November 2, 2017 that are not subsequently materially modified.

We believe that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.

Risk Oversight of Compensation Programs

As part of its annual review, the compensation and talent committee determined that our compensation program for executive officers is not structured to be reasonably likely to present a material adverse risk to us based on the following factors:

●	Our compensation program for executive officers is designed to provide a balanced mix of cash and equity and annual and longer-term incentives, including compensation based on the achievement of performance targets.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

52

●	The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance so executives do not feel pressured to focus primarily on stock price performance to the detriment of other important business metrics.

●	Our time-based RSU grants generally vest over four years.

●	Our PSUs vest only if we achieve pre-determined significant long-term metrics designed to drive the long- term interests of our stockholders.

●	PSU awards align the interests of our executive officers with the success of our business strategy.

●	Maximum payout levels for cash and equity incentives are capped.

●	We have adopted a clawback policy that applies to cash and equity incentive compensation.

●	The compensation and talent committee engages an independent compensation consultant.

●	Our executive incentive programs include multiple performance measurement periods.

●	Our stock ownership guidelines align the interests of our executive officers with those of our stockholders.

Compensation Consultant Independence

Pursuant to its charter, the compensation and talent committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant.

The compensation and talent committee retained Pay Governance as its independent executive compensation consultant for 2020. Pay Governance reports directly to the compensation and talent committee, and the compensation and talent committee may replace Pay Governance or hire additional consultants at any time. Pay Governance attends meetings of the compensation and talent committee, as requested, and communicates with the chairman of the compensation and talent committee between meetings; however, the committee makes all decisions regarding the compensation of the Company’s executive officers.

Pay Governance provides various executive compensation services to the compensation and talent committee with respect to our executive officers and other key employees at the compensation and talent committee’s request. The services Pay Governance provides include advising the compensation and talent committee on the principal aspects of the executive compensation program and evolving best practices and providing market information and analysis regarding the competitiveness of our program design and awards in relationship to our performance.

The compensation and talent committee reviews the services provided by its outside consultants and believes Pay Governance is independent in providing executive compensation consulting services. The compensation and talent committee conducted a specific review of its relationship with Pay Governance, and determined Pay Governance’s work for the compensation and talent committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and Nasdaq. In making this determination, the compensation and talent committee noted the following:

●	Pay Governance did not provide any services to us or our management other than service to the compensation and talent committee (including compensation benchmarking for our senior leadership team), and their services were limited to executive compensation consulting;

●	Fees paid by us to Pay Governance represented less than 1.0% of Pay Governance’s respective total revenue for the period January 2020 through December 2020;

●	Pay Governance maintains a Conflicts Policy and an Insider Trading Policy, which are provided to the compensation and talent committee with specific policies and procedures designed to ensure independence;

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

53

●	None of the Pay Governance consultants on our account had any business or personal relationship with our compensation and talent committee members;

●	None of the Pay Governance consultants on our account had any business or personal relationship with our executive officers; and

●	None of the Pay Governance consultants on our account directly own shares of our stock.

The compensation and talent committee continues to monitor the independence of its compensation consultant on a periodic basis.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

54

Executive Compensation

The following table sets forth summary compensation information for our chief executive officer, chief financial officer, the three other most highly compensated executive officers serving as executive officer as of January 2, 2021 and two former executive officers for the fiscal years indicated:

SUMMARY COMPENSATION TABLE — 2020

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Colin M. Angle
Chairman, Chief Executive Officer and Director	2020	825,000	—	3,851,977	1,506,450	9,258	6,192,685
	2019	813,462	—	5,552,768	353,925	8,400	6,728,555
	2018	742,308	—	3,987,756	945,000	8,250	5,683,314

Julie Zeiler(6)
Executive Vice President, Chief Financial Officer	2020	382,123	—	1,526,012	410,418	9,258	2,327,811

Glen D. Weinstein
Executive Vice President and Chief Legal Officer	2020	410,000	—	1,130,150	510,450	9,965	2,060,565
	2019	405,385	—	1,221,511	103,935	8,400	1,739,231
	2018	380,000	—	938,312	311,220	8,250	1,637,782

Tim Saeger(7)
Executive Vice President, Chief Research & Development Officer	2020	400,000	—	1,231,828	431,600	9,258	2,072,686
	2019	396,923	—	1,332,469	101,400	8,400	1,839,192

Keith Hartsfield
Executive Vice President, Chief Product Officer	2020	400,000	250,000	462,368	398,400	133,231	1,643,999
	2019	121,539	250,000	1,968,782	30,086	72,643	2,443,049

Russell J. Campanello
Executive Vice President, Human Resources and Corporate Communications	2020	392,308	—	923,895	431,600	9,258	1,757,060
	2019	350,000	—	999,352	88,725	8,400	1,446,477
	2018	350,000	—	750,595	286,650	8,250	1,395,495

Alison Dean(8)
Former Executive Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer	2020	292,308	—	—	—	56,627	348,935
	2019	496,154	—	1,665,830	156,000	8,400	2,326,384
	2018	472,693	—	1,360,538	478,800	8,250	2,320,281

(1)	Represents salary earned in the fiscal years presented, which covered 53 weeks for fiscal year 2020 and 52 weeks for fiscal years 2019 and 2018.

(2)	Represents sign on bonuses paid to Mr. Hartsfield upon hire to compensate him for unvested equity with a prior employer that was forfeited.

(3)	Represents the aggregate grant date fair value for stock awards granted in the fiscal years ended January 2, 2021, December 28, 2019 and December 29, 2018, as applicable, in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718 (“ASC Topic 718”) disregarding any estimates of service-based forfeitures. For PSUs, the value reported includes the value of the award at the grant date based upon the probable

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

55

outcome of the performance conditions. The value of PSUs at the grant date assuming that the highest level of the performance condition will be achieved, for the fiscal years ended January 2, 2021, December 28, 2019 and December 29, 2018 (as applicable), respectively, is $3,851,978, $5,552,768 and $3,987,756 for Mr. Angle; $1,526,012 for Ms. Zeiler; $1,130,150, $1,221,511, and $938,312 for Mr. Weinstein; $1,231,828, and $1,332,469 for Mr. Saeger; $1,968,782 and $462,368, for Mr. Hartsfield; and $923,895, $999,352, and $750,595 for Mr. Campanello. The value of PSUs at the grant date assuming that the highest level of the performance condition will be achieved, for the fiscal years ended December 28, 2019 and December 29, 2018 for Ms. Dean are $1,665,830 and $1,360,538, respectively. See the information appearing in note 12 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended January 2, 2021 for certain assumptions made in the valuation of stock awards.
(4)	Represents amounts paid in 2021, 2020 and 2019, respectively under the Company’s SEICP for performance in the fiscal years ended January 2, 2021, December 28, 2019 and December 29, 2018, as applicable.

(5)	For 2020, includes the amounts set forth in the table below, including 401(k) matching contributions and a “grossed up” work from home stipend for each of our named executive officers, that was provided to all employees in the US. Excludes medical, group life insurance and certain other benefits received by the named executive officers that are available generally to all of our salaried employees.

	401(k) Matching Contributions ($)	Work From Home Stipend ($)	Tax Gross-Up on Work From Home Stipend ($)	Other ($)*
Colin M. Angle	8,550	500	208	—
Julie Zeiler	8,550	500	208	—
Glen D. Weinstein	8,550	500	208	708
Tim Saeger	8,550	500	208	—
Keith Hartsfield	8,550	500	208	123,973
Russell J. Campanello	8,550	500	208	—
Alison Dean	8,550	—	—	48,077

*	Amount represents (i) for Mr. Hartsfield, travel and lodging expenses, including airfare and expenses for use of our corporate apartment, related to travel between his home and the Company’s office in Massachusetts, (ii) for Ms. Dean, a vacation payout which was made upon the termination of her employment, and (iii) for Mr. Weinstein, a service award.
(6)	Ms. Zeiler was promoted to EVP, Chief Financial Officer on May 4, 2020, and her 2020 annual base salary was adjusted at that time to reflect the increased responsibilities with her new role.

(7)	Mr. Saeger resigned as an officer of the Company effective September 14, 2020, and his last day of employment with us was March 26, 2021.

(8)	Ms. Dean resigned as EVP, Chief Financial Officer effective May 4, 2020 and her employment with the Company terminated on August 28, 2020. The amount reported in the Salary column represents her salary earned in fiscal 2020 through the date of termination. Ms. Dean did not receive any equity awards in 2020 and all unvested RSU and PSU awards granted to her were forfeited in connection with such termination.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

56

2020 Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to disclose the annual total compensation of our median employee (excluding our chief executive officer), the annual total compensation of our principal executive officer, Chairman of the board of directors and chief executive officer, Colin M. Angle, and the ratio of these two amounts.

In 2020, there was no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio. Accordingly, for purposes of calculating the pay ratio set forth below, we used the same median employee we identified for purposes of our 2018 pay ratio. The Company employed 1,032 employees as of December 29, 2018, when we identified the median employee in 2018.

In evaluating whether to re-determine the “median employee” for 2020, we concluded that changes to the employee population and employee compensation programs would not result in a significant change to the Company’s pay ratio disclosure. In particular, we considered the increase in headcount in fiscal 2019 and 2020, but determined that there was an overall equal distribution of newly hired employees above and below the median during the fiscal year. Accordingly, we believe that we may continue to use the previously-determined “median employee.” The Company employed 1,209 employees at the end of fiscal 2020 (January 2, 2021).

A Consistently Applied Compensation Measure was used to identify the median employee based on the sum of base pay/regular wages, overtime, bonus, commissions and equity grant date fair value. The Company elected to include bonus payments and equity awards given the broad participation rates in these programs across the employee population. Annualized salary rates for full-time employees and hourly pay rates and actual hours worked were used as reasonable estimates of salary/ wages.

Using the compiled data, the Company determined that the 2020 annual total compensation of our median employee as of January 2, 2021 was $131,939 and Mr. Angle’s annual total compensation for 2020 was $6,192,685 both of which were calculated in accordance with Item 402(c) of Regulation S-K. The ratio of these amounts was 47:1.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

57

Grants of Plan-Based Awards in 2020

The following table sets forth, for each of the named executive officers, information about grants of plan-based awards during fiscal year 2020:

GRANTS OF PLAN-BASED AWARDS — 2020

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Awards ($)
Colin M. Angle	—	113,438	907,500	1,815,000	—	—	—	—	—
	3/6/2020	—	—	—	—	—	—	41,180	1,925,989
	3/6/2020	—	—	—	10,295	41,180	82,360	—	1,925,989
Julie Zeiler	—	33,641	247,240	494,479	—	—	—	—	—
	3/6/2020	—	—	—	—	—	—	16,314	763,006
	3/6/2020	—	—	—	4,078	16,314	32,628	—	763,006
Glen Weinstein	—	38,438	307,500	615,000	—	—	—	—	—
	3/6/2020	—	—	—	—	—	—	12,082	565,075
	3/6/2020	—	—	—	3,020	12,082	24,164	—	565,075
Tim Saeger(4)	—	32,500	260,000	520,000	—	—	—	—	—
	3/6/2020	—	—	—	—	—	—	13,169	615,914
	3/6/2020	—	—	—	3,292	13,169	26,338	—	615,914
Keith Hartsfield	—	30,000	240,000	480,000	—	—	—	—	—
	3/6/2020	—	—	—	—	—	—	4,943	231,184
	3/6/2020	—	—	—	1,235	4,943	9,886	—	231,184
Russell J. Campanello	—	32,500	260,000	520,000	—	—	—	—	—
	3/6/2020	—	—	—	—	—	—	9,877	461,947
	3/6/2020	—	—	—	2,469	9,877	19,754	—	461,947
Alison Dean(5)	—	50,000	400,000	800,000	—	—	—	—	—

(1)	This reflects the threshold, target and maximum incentive cash payout levels established under our SEICP. The actual amounts paid for fiscal year 2020 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	This reflects the threshold, target and maximum equity incentive payout levels associated with PSUs made pursuant to our 2018 Stock Option and Incentive Plan (the “2018 Plan”), which amounts will be payable in shares of our common stock, if the performance metrics are achieved under the terms of the awards.

(3)	All stock awards granted were made pursuant to our 2018 Plan.

(4)	Mr. Saeger resigned as an officer of the Company effective September 14, 2020, and his last day of employment with us was March 26, 2021.

(5)	Ms. Dean resigned as EVP, Chief Financial Officer effective May 4, 2020 and her employment with the Company terminated on August 28, 2020. Accordingly, she did not earn a bonus under the SEICP for 2020. In addition, she did not receive any equity awards in 2020, and all unvested RSU and PSU awards granted to her were forfeited in connection with such termination.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

58

Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each of the named executive officers, information about unexercised option awards and other unvested equity awards that were held as of January 2, 2021.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END — 2020

		Option Awards				Equity Incentive Plan
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Colin M. Angle	3/7/2014	15,475	—	43.35	3/7/2021	—	—	—	—
	6/6/2014	19,700	—	35.43	6/6/2021	—	—	—	—
	3/6/2015	23,238	—	34.30	3/6/2022	—	—	—	—
	6/5/2015	23,350	—	32.38	6/5/2022	—	—	—	—
	3/11/2016	36,013	—	33.14	3/11/2023	—	—	—	—
	6/10/2016	30,950	—	37.62	6/10/2023	—	—	—	—
	3/10/2017	—	—	—	—	9,056	727,106	—	—
	3/9/2018	—	—	—	—	14,572	1,169,986	—	—
	3/8/2019	—	—	—	—	17,040	1,368,142	11,360	912,094
	3/6/2020	—	—	—	—	41,180	3,306,342	82,360	6,612,684
Julie Zeiler(5)	3/10/2017	5,578	372	57.33	3/10/2024	1,456	116,902	—	—
	3/9/2018	—	—	—	—	848	68,086	—	—
	3/8/2019	—	—	—	—	767	61,582	170	13,649
	3/6/2020	—	—	—	—	16,314	1,309,851	32,628	2,619,702
Glen D. Weinstein	3/11/2016	8,500	—	33.14	3/11/2023	—	—	—	—
	6/10/2016	7,325	—	37.62	6/10/2023	—	—	—	—
	3/10/2017	—	—	—	—	1,943	156,003	—	—
	3/9/2018	—	—	—	—	3,428	275,234	—	—
	3/8/2019	—	—	—	—	3,748	300,927	2,499	200,645
	3/6/2020	—	—	—	—	12,082	970,064	24,164	1,940,128
Tim Saeger(6)	9/4/2015	18,350	—	29.60	9/4/2022	—	—	—	—
	3/11/2016	1,202	—	33.14	3/11/2023	—	—	—	—
	6/10/2016	1,246	—	37.62	6/10/2023	—	—	—	—
	3/10/2017	—	—	—	—	2,068	166,040	—	—
	3/9/2018	—	—	—	—	2,571	206,426	—	—
	3/8/2019	—	—	—	—	4,089	328,306	2,726	218,871
	3/6/2020	—	—	—	—	13,169	1,057,339	26,338	2,114,678
Keith Hartsfield	9/6/2019	—	—	—	—	23,762	1,907,851	—	—
	3/6/2020	—	—	—	—	4,943	396,873	9,886	793,747
Russell J. Campanello	6/5/2015	292	—	32.38	6/5/2022	—	—	—	—
	3/11/2016	1,559	—	33.14	3/11/2023	—	—	—	—
	6/10/2016	1,679	—	37.62	6/10/2023	—	—	—	—
	3/10/2017	—	—	—	—	1,618	129,909	—	—
	3/9/2018	—	—	—	—	2,742	220,155	—	—
	3/8/2019	—	—	—	—	3,066	246,169	2,044	164,113
	3/6/2020	—	—	—	—	9,877	793,024	19,754	1,586,049
Alison Dean(7)	—	—	—	—	—	—	—	—	—

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

59

(1)	Stock option grants vest over a four-year period, at a rate of twenty-five percent (25%) on the first anniversary of the grant date, and the remainder in equal quarterly installments thereafter.

(2)	RSU awards vest over a four-year period, at a rate of twenty-five percent (25%) on each anniversary of the grant date.

(3)	Amounts disclosed in this column were calculated based on the closing price of our common stock on December 31, 2020, the last business date of the fiscal year ended January 2, 2021.

(4)	PSU awards will be earned and vest at the end of a three-year cumulative period. For additional information on the PSU awards, see the section above entitled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.”

(5)	Ms. Zeiler was promoted to EVP, Chief Financial Officer on May 4, 2020.

(6)	Mr. Saeger resigned as an officer of the Company effective September 14, 2020, and his last day of employment with us was March 26, 2021.

(7)	Ms. Dean resigned as EVP, Chief Financial Officer effective May 4, 2020 and her employment with the Company terminated on August 28, 2020. She did not receive any equity awards in 2020, and all unvested RSU and PSU awards granted to her were forfeited in connection with such termination.

Option Exercises and Stock Vested

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options and the vesting of RSU awards and PSUs during the year ended January 2, 2021.

OPTION EXERCISES AND STOCK VESTED — 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Colin M. Angle	36,175	951,041	62,349	2,509,377
Julie Zeiler(3)	—	—	2,136	85,922
Glen D. Weinstein	9,812	423,099	13,832	556,605
Tim Saeger(4)	—	—	12,422	500,175
Keith Hartsfield	—	—	7,921	565,639
Russell J. Campanello	—	—	11,153	448,848
Alison Dean(5)	10,429	483,644	29,050	1,418,082

(1)	Amounts disclosed in this column were calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Exchange Act.

(2)	Amounts disclosed in this column were calculated based on the fair market value of the shares on the date of settlement following vesting.

(3)	Ms. Zeiler was promoted to EVP, Chief Financial Officer on May 4, 2020.

(4)	Mr. Saeger resigned as an officer of the Company effective September 14, 2020, and his last day of employment with us was March 26, 2021.

(5)	Ms. Dean resigned as EVP, Chief Financial Officer effective May 4, 2020 and her employment with the Company terminated on August 28, 2020.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

60

Potential Benefits Upon Termination or Change in Control

Severance and Change in Control Arrangements in General

The Company has entered into executive agreements with each of the named executive officers, the terms of which are described in further detail in the “Compensation Discussion and Analysis” section above.

Cash Payments and/or Acceleration of Vesting Following Certain Termination Events

Assuming the employment of our named executive officers was terminated without cause (not in connection with a change in control) on January 2, 2021, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the table below, subject to any deferrals required under Section 409A of the Code. Ms. Dean has been omitted from the below tables because her employment with the Company terminated on August 28, 2020 and she did not receive any severance payments or benefits in connection with such termination.

	Base Salary ($)	Continuation of Health Plan Premium Payments ($)	Total ($)
Colin M. Angle	412,500	15,391	427,891
Julie Zeiler	212,500	10,112	222,612
Glen D. Weinstein	205,000	11,681	216,681
Tim Saeger	200,000	7,843	207,843
Keith Hartsfield	200,000	15,391	215,391
Russell J. Campanello	200,000	15,391	215,391

Assuming the employment of our named executive officers was terminated by the Company without cause during the period beginning on the date that is 45 days prior to the date of the public announcement of the execution of a definitive agreement for a change in control and ending on the first anniversary of the effective date of the change in control, or such officers resigned with good reason during the one-year period following a change in control and that such termination or resignation occurred on January 2, 2021, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the below table, subject to any delay in payment required under Section 409A of the Code, and acceleration of vesting as set forth in the table below. The total amount payable to each executive officer may be subject to reduction in certain circumstances if the amount would cause the executive officer to incur an excise tax under Section 4999 of the Code. The following table provides the market value (that is, the value based upon our stock price on December 31, 2020, minus the exercise price, if any) of stock options and RSUs or PSUs that would become exercisable or vested as a result of these acceleration events as of January 2, 2021.

Name	Base Salary ($)	Bonus ($)	Continuation of Health Plan Premium Payments ($)	Market Value of Stock Options ($)	Market Value of RSUs and PSUs ($)	Total ($)
Colin M. Angle	1,650,000	1,815,000	61,565	—	14,042,239	17,568,804
Julie Zeiler	850,000	637,500	40,449	8,541	2,939,015	4,475,506
Glen Weinstein	820,000	615,000	46,724	—	3,624,210	5,105,934
Tim Saeger	800,000	520,000	31,373	—	3,666,122	5,017,945
Keith Hartsfield	800,000	480,000	61,565	—	2,701,598	4,043,163
Russell J. Campanello	800,000	520,000	61,565	—	2,951,059	4,332,624

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

61

Director Compensation

In connection with our efforts to attract and retain highly qualified individuals to serve on our board of directors, we maintain a cash and equity compensation policy for our non-employee members of our board of directors. In fiscal year 2020, each non-employee member of our board of directors was entitled to the following cash compensation:

Annual retainer for Board membership	$ 55,000
Annual retainer for lead independent director	$ 25,000
Audit Committee
Annual retainer for committee membership	$ 12,500
Additional retainer for committee chair	$ 12,500
Compensation and Talent Committee
Annual retainer for committee membership	$ 10,000
Additional retainer for committee chair	$ 10,000
Nominating and Corporate Governance Committee
Annual retainer for committee membership	$ 5,000
Additional retainer for committee chair	$ 5,000

Pursuant to our Non-Employee Directors’ Deferred Compensation Program, each non-employee director may elect in advance to defer the receipt of these cash fees. During the deferral period, the cash fees will be deemed invested in stock units. The deferred compensation will be settled in shares of our common stock upon the termination of service of the director or such other time as may have been previously elected by the director. The shares will be issued from our 2018 Plan or a subsequent stock option and incentive plan approved by our stockholders.

In 2020, each of our non-employee members of our board of directors was entitled to the following equity compensation:

At the end of the tenth week of the fiscal quarter in which our annual meeting of stockholders occurs, each re-elected non-employee director receives a grant of RSUs having a fair market value of $175,000, which vests in full on the first anniversary of such grant.

All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors.

Compensation

The following table provides compensation information for the fiscal year ended January 2, 2021 for each non-employee member of our board of directors. The table excludes Mr. Angle, who is a named executive officer of the Company and did not receive any additional compensation for his service as director in 2020.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

62

DIRECTOR COMPENSATION TABLE — 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mohamad Ali(2)	85,000	174,988	259,988
Michael Bell	75,000	174,988	249,988
Deborah G. Ellinger	65,000	174,988	239,988
Elisha Finney	77,500	174,988	252,488
Ruey-Bin Kao	65,000	174,988	239,988
Eva Manolis	67,500	174,988	242,488
Andrew Miller	85,000	174,988	259,988
Michelle V. Stacy	65,000	174,988	239,988

(1)	Represents the grant date fair value of RSUs awarded in the fiscal year ended January 2, 2021 in accordance with ASC Topic 718 disregarding any estimates of forfeitures. The grant date fair value is the fair market value of our common stock on the date of grant multiplied by the number of shares of common stock underlying such RSU award.
(2)	Mr. Ali deferred all of his 2020 cash compensation pursuant to our Non-Employee Directors’ Deferred Compensation Program under which he received stock units in lieu of cash.

The non-employee members of our board of directors who held such position on January 2, 2021 held the following aggregate number of unvested RSUs as of such date:

Name	Number of Unvested Restricted Stock Units
Mohamad Ali	2,134
Michael Bell	2,134
Deborah G. Ellinger	2,134
Elisha Finney	3,093
Ruey-Bin Kao	3,494
Eva Manolis	2,134
Andrew Miller	2,134
Michelle V. Stacy	2,134

Equity Compensation Plan Information

The following table provides information as of January 2, 2021 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the iRobot Corporation 2005 Stock Option and Incentive Plan, as amended, the 2015 Plan, the 2018 Plan and our 2017 Employee Stock Purchase Plan (the “ESPP”). We have no equity compensation plans that were not approved by security holders.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

63

Plan Category	Number of securities to be issued upon exercise of outstanding options, units and rights (a)		Weighted average exercise price of outstanding options, units and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))(c)
Equity compensation plans approved by security holders	1,356,363	(1)	$36.39	1,562,092	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,356,363		$36.39	1,562,092

(1)	Includes 232,678 shares of common stock issuable upon the exercise of outstanding options, 894,033 shares of common stock issuable upon the vesting of RSUs, and 229,652 shares of common stock issuable upon the vesting of PSUs if specified performance metrics are achieved.
(2)	As of January 2, 2021, there were no shares available for grants under the 2005 Stock Option and Incentive Plan, as amended, the Evolution Robotics, Inc. 2007 Stock Plan or the 2015 Stock Option and Incentive Plan. As of January 2, 2021, there were 1,562,092 shares available under the 2018 Plan and 508,667 shares available under the ESPP.

Transactions with Related Persons

In 2020, there was no transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Our board of directors has adopted a written related party transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the SEC. Our policy with regard to related party transactions is that all related party transactions are to be reviewed by our general counsel, who will determine whether the contemplated transaction or arrangement requires the approval of the board of directors, the nominating and corporate governance committee, both or neither.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

64

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has retained PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to serve as independent registered public accountants for our 2021 fiscal year. PwC has served as our independent registered public accounting firm since 1999. The Company is asking stockholders to ratify the selection by the audit committee of the board of directors of PwC as our independent auditors for the 2021 fiscal year. Although ratification by the stockholders is not required by law, the board of directors has determined that it is desirable to request approval of this selection by the stockholders as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment of PwC, the audit committee will consider this factor when making any determinations regarding PwC.

Independence and Quality

As provided in the audit committee charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each year, the audit committee considers whether to retain PwC and whether such service continues to be in the best interests of the Company and our stockholders. Among other things, the audit committee considers:

●	the quality and scope of the audit;

●	the independence of PwC;

●	the performance of the lead engagement partner, the number of people staffed on the engagement team, and the quality of the engagement team, including the quality of the audit committee’s ongoing communications with and the capability and expertise of the team;

●	PwC’s tenure as our independent auditor and its familiarity with our global operations and business, accounting policies and practices, and internal controls over financial reporting; and

●	external data relating to audit quality and performance, including recent PCAOB inspection reports available for PwC.

Based on this evaluation, the members of the audit committee and the board of directors believe that PwC is independent and that it is in the best interests of the Company and its stockholders to retain PwC to serve as its independent auditors for the fiscal year 2021.

The audit committee is also responsible for selecting the lead engagement partner. The rules of the SEC and PwC’s policies require mandatory rotation of the lead engagement partner every five years. In 2020, the audit committee selected a new lead engagement partner to begin in the 2021 fiscal year. During 2020, the audit committee, including the chair of the audit committee, were directly involved in the selection of the new lead engagement partner. The process for selecting a new lead engagement partner was fulsome and allowed for thoughtful consideration of multiple candidates, each of whom met a list of specified criteria. The process included discussions between the chair of the audit committee and PwC as to all of the final candidates under consideration for the position, meetings with the full audit committee and management, and robust interviews with the final candidates.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

65

Pre-Approval of Audit and Non-audit Services

The audit committee has implemented procedures under our audit committee pre-approval policy for audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the audit committee. Specifically, the audit committee pre-approves the use of PwC for specified audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the audit committee before it may be provided by PwC. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the audit committee. For additional information concerning the audit committee and its activities with PwC, see “The Board of Directors and Its Committees” and “Report of the Audit Committee of the Board of Directors.”

Representatives of PwC attended all of the standard audit committee meetings in 2020. We expect that a representative of PwC will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

PricewaterhouseCoopers LLP Fees

The following table shows the aggregate fees for professional services rendered by PwC to us during the fiscal years ended January 2, 2021 and December 28, 2019.

	2020	2019
Audit Fees	$ 1,470,034	$ 1,379,133
Audit-Related Fees	100,280	19,080
Tax Fees	308,738	695,413
All Other Fees	16,941	1,800
Total	$ 1,895,994	$ 2,052,176

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, statutory filings, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Consists of fees associated with services related to review of accounting for significant transactions and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees.”

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax planning and compliance.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

66

All Other Fees

All other fees include licenses to technical accounting research software and fees associated with services to perform an assessment of compliance with global privacy laws. The audit committee has determined that the provision of services described above to us by PwC is compatible with maintaining their independence.

Recommendation of the Board:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP
AS IROBOT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

67

PROPOSAL 3

APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

At our 2014 annual meeting of stockholders, our stockholders voted to request that our board of directors take the steps necessary so that each voting requirement in our existing amended and restated certificate of incorporation (the “Existing Certificate”) and by-laws that calls for a greater than a simple majority vote be eliminated and replaced by a majority voting standard.

In each year from 2015 to 2020, our nominating and corporate governance committee and our board of directors determined it was appropriate to propose the amendments described below, and included the proposal described below in our Proxy Statement for the respective annual meeting. As detailed in the table below, despite receiving the affirmative votes of a majority of holders of the outstanding shares at each annual meeting from 2015 to 2019, in each year since 2015 the proposal failed to receive the affirmative vote of holders of 75% of the outstanding shares, which is required for approval.

Year	For	Against	Abstentions	Broker Non-Votes
2020	13,190,094	161,387	49,139	6,772,725
2019	18,492,812	138,436	40,470	5,749,298
2018	14,914,013	86,022	59,826	6,363,508
2017	18,913,736	118,581	53,434	4,221,576
2016	19,761,152	326,257	204,328	202,522
2015	17,179,055	101,106	33,543	6,857,005

Our board of directors continues to believe that the amendments to the Existing Certificate described below and set forth in the Certificate of Amendment attached to this Proxy Statement as Annex A are in the best interests of the Company’s stockholders, and, in light of the strong support received at the 2015 to 2020 annual meetings, our board of directors has unanimously adopted a resolution approving and declaring the advisability of the Certificate of Amendment, which changes the voting provisions in the Existing Certificate as follows:

Removal of Directors; Article VI, Section 5 - Currently, the approval of the holders of 75% or more of the shares of the Company entitled to vote at an election of directors is required to remove a director from office prior to the expiration of his or her term with cause. If this proposal is approved, stockholders will have the ability to remove a director from office prior to the expiration of his or her term with cause and the affirmative vote of a majority of the shares of the Company entitled to vote at an election of directors, which is the lowest allowable vote threshold under Delaware law; provided, however, that if Proposal 4 is approved by stockholders, the ability to remove will be without cause.

By-law Amendments; Article VIII, Section 2 - Currently, the Existing Certificate allows stockholders to amend or repeal our by-laws if at least 75% of the shares of the Company entitled to vote on such matter vote in favor of the amendment or repeal. If this proposal is approved, stockholders will have the ability to amend our by-laws with the affirmative vote of a majority of the shares cast and entitled to vote on such matter (with “abstentions,” “broker non-votes,” and “withheld” votes not counted as a vote either “for” or “against” such amendment or repeal).

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

68

Amendments to Certain Provisions of the Certificate of Incorporation; Article IX - Currently, the approval of at least 75% of the shares of the Company entitled to vote on such matter is required to amend or repeal Articles V, VI, VII, VIII or IX of the Existing Certificate, which address, among other things, actions by written consent of stockholders, special meetings of stockholders requirements and procedures for electing and removing board members and filling vacancies, limitation of liability of directors, by-law amendments, and amendments of the Existing Certificate. If this proposal is approved, the threshold approval for stockholders to amend or repeal these provisions will be a vote of the majority of the outstanding shares of the Company entitled to vote on such amendment or repeal, which is the lowest allowable vote threshold under Delaware law.

This description of the proposed amendments to our Existing Certificate is a summary and is qualified by the full text of the proposed Certificate of Amendment to our Existing Certificate, which is attached to this Proxy Statement as Annex A and is incorporated herein by reference.

To be approved, the proposed Certificate of Amendment requires an affirmative vote of holders of 75% of the outstanding shares entitled to vote on the record date. If approved, the Certificate of Amendment will become effective upon filing with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

Recommendation of the Board:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

69

PROPOSAL 4

APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

At our 2015 annual meeting of stockholders, our stockholders voted to request that our board of directors take the steps necessary to reorganize the board of directors into one class with each director subject to election each year. As part of the request, our stockholders proposed that the Company would have the option to phase such declassification in over three years.

In 2016, our board of directors, after carefully considering the advantages and disadvantages of reorganizing the board of directors into one class with each director subject to election each year, unanimously adopted a resolution approving and declaring the advisability of amendments to our Existing Certificate that would declassify our board of directors over a three-year period and provide for the annual election of all of our directors commencing at the 2017 annual meeting, subject to obtaining approval of such amendments by our stockholders at the 2016 annual meeting.

Despite receiving the affirmative votes of holders of a majority of the outstanding shares at the 2016 annual meeting, the proposal failed to receive the affirmative vote of holders of 75% of the outstanding shares, which is the required threshold for approval of the proposal.

In each year from 2016 to 2020, our board of directors, after further careful consideration, unanimously adopted a resolution approving and declaring the advisability of amendments to our Existing Certificate that would immediately declassify our board of directors and provide for the annual election of all of our directors commencing at the next scheduled annual meeting, subject to obtaining approval of such amendments by our stockholders.

Despite receiving the affirmative votes of a majority of holders of the outstanding shares at each annual meeting from 2016 to 2019, in each year since 2016 the proposal failed to receive the affirmative vote of holders of 75% of the outstanding shares, which is required for approval. The table below details the voting results on proposals to declassify our board of directors since 2016:

Year	For	Against	Abstentions	Broker Non-Votes
2020	13,230,665	75,909	94,046	6,772,725
2019	18,508,599	114,069	49,050	5,749,298
2018	14,932,946	57,771	69,144	6,363,508
2017	18,910,693	121,045	54,013	4,221,576
2016	19,752,012	318,969	220,756	202,522

Our board of directors continues to believe that the amendments to the Existing Certificate described below and set forth in the Certificate of Amendment attached to this Proxy Statement as Annex B are in the best interests of the Company’s stockholders and has again unanimously adopted a resolution approving and declaring the advisability of amendments to our Existing Certificate to declassify the board of directors commencing at the 2022 annual meeting, subject to approval by the Company’s stockholders. If this Proposal 4 is approved by the stockholders, the terms for all directors will end at the 2022 annual meeting, and commencing with the 2022 annual meeting, all directors will be elected for one-year terms at each subsequent annual meeting. If this Proposal 4 is approved, any director appointed by the board of directors as a result of a newly created directorship or to fill a vacancy would hold office until the next occurring annual meeting.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

70

Article VI, Section 3 of our Existing Certificate currently provides that our directors are divided into three classes, with each class serving a three-year term. Under the proposed amendments to our Existing Certificate in this Proposal 4, Article VI, Section 3 of the Existing Certificate would be amended to eliminate the classified board structure. If the proposed amendments are approved, commencing with the 2022 annual meeting of stockholders, all directors will stand for election for one-year terms expiring at the next succeeding annual meeting of stockholders. In all cases, each director will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any director appointed to the board of directors to fill a vacancy following the 2022 annual meeting of stockholders will hold office for a term expiring at the next annual meeting of stockholders following such appointment. Corresponding changes related to the declassification of the board will be made to Article VI, Section 4 of the Existing Certificate pertaining to vacancies on the board of directors. Article VI, Section 5 of the Existing Certificate, which currently provides that directors may be removed by stockholders only for cause, will also be amended to allow for removal of directors without cause. If the stockholders do not approve this Proposal 4, our board of directors will remain classified and our directors will continue to be subject to the classifications set forth in our Existing Certificate.

This description of the proposed amendments to our Existing Certificate is a summary and is qualified by the full text of the proposed Certificate of Amendment to our Existing Certificate, which is attached to this Proxy Statement as Annex B and is incorporated herein by reference.

To be approved, the proposed Certificate of Amendment requires an affirmative vote of holders of 75% of the outstanding shares entitled to vote on the record date. If approved, the proposed Certificate of Amendment will become effective upon filing with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

Recommendation of the Board:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

71

PROPOSAL 5

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO ELIMINATE THE PROHIBITION ON STOCKHOLDERS’ ABILITY TO
CALL A SPECIAL MEETING

Our Existing Certificate and our by-laws provide that special meetings of the stockholders may be called only by the affirmative vote of a majority of the board of directors.

As part of our board of directors’ ongoing review of corporate governance practices, the board of directors has reviewed and considered the advantages and disadvantages of permitting stockholders to call special meetings. Stockholder-called special meetings may divert management’s time away from the Company’s day-to-day operations and involve significant organization, distribution, legal and other costs, which may ultimately be counter to the best interest of the Company’s stockholders as a whole. The board of directors also recognizes that the ability to call special meetings would allow stockholders to convene to vote on matters outside of the annual meeting that are important to the Company’s growth and success. As a result, our board of directors believes that stockholders, or groups of stockholders, owning at least 25% of the Company’s outstanding common stock (the “Requisite Threshold”) should have the ability to call special meetings.

In each year from 2017 to 2020, our board of directors unanimously adopted a resolution approving and declaring the advisability of an amendment to our Existing Certificate to eliminate the prohibition on stockholders’ ability to call a special meeting, subject to obtaining approval of such amendments by our stockholders.

As detailed in the table below, despite receiving the affirmative votes of a majority of holders of the outstanding shares at each annual meeting from 2017 to 2019, in each year since 2017 the proposal failed to receive the affirmative vote of holders of 75% of the outstanding shares, which is the required threshold for approval of the proposal.

Year	For	Against	Abstentions	Broker Non-Votes
2020	13,232,040	115,547	53,033	6,772,725
2019	18,450,183	119,269	102,266	5,749,298
2018	14,945,267	62,032	52,562	6,363,508
2017	18,948,123	97,937	39,691	4,221,576

Our board of directors continues to believe that the amendment to the Existing Certificate to eliminate the prohibition on stockholders’ ability to call a special meeting is in the best interests of the Company’s stockholders and has again unanimously adopted a resolution approving and declaring the advisability of an amendment to our Existing Certificate to remove the first sentence of Article V, Section 2, which provides that special meetings may only be called by the affirmative vote of a majority of the board of directors, subject to approval by the Company’s stockholders.

If this proposal is approved by the stockholders, we will make conforming amendments to our by-laws to establish the requirements and procedures for stockholders to call special meetings (the “By-law Amendment”). The By-law Amendment will provide that stockholders, or groups of stockholders, holding the Requisite Threshold may direct the Company’s Secretary to call special meetings.

The above description of the proposed amendment to our Existing Certificate is a summary and is qualified by the full text of the proposed Certificate of Amendment to our Existing Certificate, which is attached to this Proxy Statement as Annex C and is incorporated herein by reference.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

72

To be approved, the proposed Certificate of Amendment requires an affirmative vote of holders of 75% of the outstanding shares entitled to vote on the record date. If approved, the proposed Certificate of Amendment will become effective upon filing with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

Recommendation of the Board:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE PROHIBITION ON STOCKHOLDERS’ ABILITY TO CALL A SPECIAL MEETING.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

73

PROPOSAL 6

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding advisory resolution approving the named executive officers’ compensation described herein. This proposal, known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on our named executive officer’s compensation. At our 2017 annual meeting of stockholders, our stockholders voted, on a non-binding, advisory basis, for the Company to hold future say-on-pay votes on an annual basis. In accordance with the advisory vote by our stockholders, we hold a non-binding, advisory vote on the compensation of our named executive officers every year.

This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our annual meeting of stockholders:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and related narrative discussion.”

Before you vote, we recommend that you read the “Compensation Discussion and Analysis” and “Summary Of Recent And Proposed Changes To Corporate Governance And Executive Compensation –
Executive Compensation” sections of this Proxy Statement for additional details on the Company’s executive compensation programs and philosophy.

This vote is advisory, and therefore not binding on the Company, the compensation and talent committee or our board of directors. However, our board of directors and our compensation and talent committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Recommendation of the Board:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL,
ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE
OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

74

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 11, 2021: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of common stock; (ii) by each director or nominee of the Company; (iii) by each named executive officer of the Company; and (iv) by all directors and executive officers of the Company as a group. Unless otherwise noted below, the address of each person listed on the table is c/o iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	4,989,225	17.6%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	3,094,316	10.9%
PRIMECAP Management Company(5) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	2,956,913	10.4%
Colin M. Angle(6)	387,812	1.36%
Alison Dean	46,939	*
Glen Weinstein(7)	45,919	*
Russell J. Campanello(8)	34,277	*
Michelle Stacy(9)	21,560	*
Tim Saeger(10)	20,798	*
Deborah G. Ellinger	18,636	*
Mohamad Ali	17,473	*
Julie Zeiler(11)	13,345	*
Elisha Finney	6,142	*
Michael Bell	5,547	*
Andrew Miller	4,251	*
Eva Manolis	2,816	*
Ruey-Bin Kao	2,452	*
Keith Hartsfield	988	*
All executive officers, directors and nominees as a group (15 individuals)(12)	628,955	2.21%

*	Represents less than 1% of the outstanding common stock.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

75

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes (i) shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 11, 2021 and (ii) shares issuable pursuant to restricted stock units held by the respective person or group that vest within 60 days of March 11, 2021.
(2)	Applicable percentage of ownership as of March 11, 2021 is based upon 28,325,576 shares of common stock outstanding.
(3)	BlackRock, Inc. has sole voting power with respect to 4,853,038 shares and sole dispositive power with respect to 4,989,225 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. This information has been obtained from a Schedule 13G filed by BlackRock, Inc. with the SEC on January 25, 2021.
(4)	The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 64,754 shares, sole dispositive power with respect to 3,007,776 shares and shared dispositive power with respect to 86,540 shares. The address of each reporting entity is 100 Vanguard Boulevard, Malvern, PA 19355. This information has been obtained from a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 10, 2021.
(5)	PRIMECAP Management Company has sole voting power with respect to 2,956,913 shares and sole dispositive power with respect to 2,956,913 shares. The address of PRIMECAP Management Company is 177 E. Colorado Blvd, 11th Floor, Pasadena, CA 91105. This information has been obtained from a Schedule 13G/A filed by PRIMECAP Management Company with the SEC on February 12, 2021.
(6)	Includes 133,251 shares issuable upon exercise of stock options.
(7)	Includes 15,825 shares issuable upon exercise of stock options.
(8)	Includes 3,530 shares issuable upon exercise of stock options.
(9)	Includes 19,000 shares held in two grantor-retained annuity trusts for the benefit of Ms. Stacy during the annuity term of the trust and for the benefit of her children thereafter.
(10)	Includes 20,798 shares issuable upon exercise of stock options.
(11)	Includes 5,950 shares issuable upon exercise of stock options.
(12)	Includes 179,354 shares issuable upon exercise of stock options.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

76

ADDITIONAL INFORMATION

Other Matters

The board of directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single Notice or other proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of other proxy materials, you may (1) notify your broker, (2) direct your written request to: iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary or (3) contact our Investor Relations department by telephone at (781) 430-3003. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at our 2022 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than December 13, 2021. Stockholders who meet the applicable eligibility requirements under the proxy access provision of our by-laws and wish to include nominees for our board of directors in the Company’s Proxy Statement for the 2022 annual meeting, or stockholders who wish to make a proposal at the 2022 annual meeting (other than a proposal made pursuant to Rule 14a-8 or pursuant to the proxy access provision of our by-laws), must in each case notify us between January 25, 2022 and February 24, 2022. If a stockholder who wishes to present a proposal fails to notify us by February 24, 2022 and such proposal is brought before the 2022 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2022 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which we received a proposal, it

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

77

is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of copies of such filings we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended January 2, 2021, except for the following: a delinquent Form 4 filed by Ms. Wong on June 11, 2020 relating to the grant of 4,745 restricted stock units on June 5, 2020; and a delinquent Form 4 filed by Mr. Angle on April 1, 2021 relating to the gift of 12,325 shares of common stock on November 3, 2020.

EXPENSES AND SOLICITATION

The Company will pay all costs of soliciting these proxies. In addition, some of our officers and employees may solicit proxies by telephone or in person. We will reimburse brokers for the expenses they incur in forwarding the proxy materials to you. The Company has retained Georgeson LLC to assist us with solicitation for a minimum fee of $12,500, plus reimbursement for out-of-pocket expenses. Additional fees may be incurred based on the outreach and engagement services conducted by Georgeson on behalf of the Company.

Notice of Annual Meeting of Stockholders and iRobot 2021 Proxy Statement

78

PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

The following are proposed changes to our amended and restated certificate of incorporation as described in Proposal 3.

***************

ANNEX A

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

iROBOT CORPORATION

iRobot Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.    Pursuant to Section 242 of the DGCL, this Certificate of Amendment to Amended and Restated Certificate of Incorporation (this “Amendment”) amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”).

2.    This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.    The Certificate is hereby amended as follows:

A.    In Article VI, Section 5, the phrase “holders of 75% or more” is hereby deleted and replaced with the word “majority”.

B.    Article VIII, Section 2 is hereby amended and restated in its entirety to read as set forth below:

“Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of the majority of the votes cast by the stockholders entitled to vote on such amendment or repeal, voting together as a single class (with “abstentions”, “broker non-votes” and “withheld” votes not counted as a vote either “for” or “against” such amendment or repeal).”

C.    Article IX is hereby amended and restated in its entirety to read as set forth below:

“AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.”

***

A-1

PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

The following are proposed changes to our amended and restated certificate of incorporation as described in Proposal 4.

***************

ANNEX B

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

iROBOT CORPORATION

iRobot Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.    Pursuant to Section 242 of the DGCL, this Certificate of Amendment to Amended and Restated Certificate of Incorporation (this “Amendment”) amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”).

2.    This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.    The Certificate is hereby amended as follows:

Article VI, Sections 3, 4 and 5 are hereby amended and restated in their entirety to read as set forth below:

“3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors.

   Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, at the annual meeting of stockholders of the Corporation that is held in calendar year 2022 and at each annual meeting of stockholders of the Corporation thereafter, all Directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders of the Corporation. Notwithstanding the foregoing, Directors shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

   Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

B-1

4. Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation held after such appointment and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office without cause by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting.”

***

B-2

PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

The following are proposed changes to our amended and restated certificate of incorporation as described in Proposal 5.

***************

ANNEX C

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

iROBOT CORPORATION

iRobot Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.    Pursuant to Section 242 of the DGCL, this Certificate of Amendment to Amended and Restated Certificate of Incorporation (this “Amendment”) amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”).

2.    This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.    The Certificate is hereby amended as follows:

Article V, Section 2 is hereby amended and restated in its entirety to read as set forth below:

“2. Special Meetings. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.”

***

C-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Corporate Office

8 Crosby Drive
Bedford, MA 01730

Phone: 781.430.3000

Transfer Agent

Computershare Trust

Company, Inc.

P.O. Box 505000

Louisville, KY 40233

(800) 962-4284

International +1 (781) 575-3120

Legal Counsel

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Phone: 617.570.1000

Independent Registered

Public Accounting Firm

PricewaterhouseCoopers LLP

101 Seaport Boulevard

Boston, Massachusetts 02110

Phone: 617.530.5000

Common Stock Information

Our common stock is traded on the Nasdaq

Global Select Market under the symbol “IRBT.”

Investor Information

Andrew Kramer

VP, Investor Relations

investorrelations@irobot.com

A copy of our financial reports, stock

quotes, news releases, SEC filings, as

well as information on our products is

available in the Investor Relations section of

www.irobot.com

Board Members

Colin M. Angle

Co-founder, Chairman of the Board and Chief

Executive Officer

Mohamad Ali

Lead Independent Director

Michael Bell

Director, Compensation and Talent Committee

Chair

Deborah G. Ellinger

Director, Nominating and

Corporate Governance Committee Chair

Elisha Finney

Director

Ruey-Bin Kao

Director

Eva Manolis

Director

Andrew Miller

Director, Audit Committee Chair

Michelle V. Stacy

Director

Executive Team

Colin M. Angle

Chief Executive Officer

Julie Zeiler

Executive Vice President and Chief Financial

Officer

Russell Campanello

Executive Vice President, Human Resources and

Corporate Communications

Glen D. Weinstein

Executive Vice President, Chief Legal Officer

Keith Hartsfield

Executive Vice President, Chief Product Officer

iRobot Mission

Empowering People To Do More

Corporate Headquarters

8 Crosby Drive
Bedford, MA 01730
USA

Phone: 781.430.3000

iRobot.com
info@irobot.com

iRobot Corporation
8 Crosby Drive
Bedford, MA 01730

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IRBT2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE: 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41554-P49452

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

iRobot Corporation

Nominees:	**For**	**Against**	**Abstain**
1a. Colin M. Angle	☐	☐	☐
1b. Deborah G. Ellinger	☐	☐	☐
1c. Eva Manolis	☐	☐	☐
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. **The Board recommends a vote FOR this proposal number 2.**	☐	☐	☐
3. To approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements. **The Board recommends a vote FOR this proposal number 3.**	☐	☐	☐
4. To approve amendments to our amended and restated certificate of incorporation to declassify the Board of Directors. **The Board recommends a vote FOR this proposal number 4.**	☐	☐	☐

	For	**Against**	**Abstain**
5. To approve amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders' ability to call a special meeting. **The Board recommends a vote FOR this proposal number 5.**	☐	☐	☐
6. To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement. **The Board recommends a vote FOR this proposal number 6.**	☐	☐	☐

NOTE: Your proxy holder will also vote on any other business properly brought before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

D41555-P49452

iRobot Corporation
Annual Meeting of Stockholders
May 25, 2021 8:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints each of Glen D. Weinstein and Russell J. Campanello as proxy, with full power of substitution to vote all shares of stock of iRobot Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of iRobot Corporation to be held over the Internet at www.virtualshareholdermeeting.com/IRBT2021 on Tuesday, May 25, 2021 at 8:30 a.m., local time, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 12, 2021, a copy of which has been received by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5 AND 6, AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)